EXHIBIT 4

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                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                     Trustee

                        --------------------------------

                                 TRUST AGREEMENT

                            Dated as of July 1, 2004

                         -------------------------------
                          GSAA HOME EQUITY TRUST 2004-6

                           ASSET-BACKED CERTIFICATES,
                                  SERIES 2004-6








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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans.............
Section 2.03  Execution and Delivery of Certificates......................
Section 2.04  REMIC Matters...............................................
Section 2.05  Representations and Warranties of the Depositor.............

                                   ARTICLE III

                                 TRUST ACCOUNTS

Section 3.01  Excess Reserve Fund Account; Distribution Account...........
Section 3.02  Investment of Funds in the Distribution Account.............

                                   ARTICLE IV

                                  DISTRIBUTIONS

Section 4.01  Priorities of Distribution..................................
Section 4.02  Monthly Statements to Certificateholders....................
Section 4.03  Allocation of Applied Realized Loss Amounts.................
Section 4.04  Certain Matters Relating to the Determination of LIBOR......

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates............................................
Section 5.02  Certificate Register; Registration of Transfer and Exchange
              of Certificates.............................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04  Persons Deemed Owners.......................................
Section 5.05  Access to List of Certificateholders' Names and Addresses...
Section 5.06  Maintenance of Office or Agency.............................

                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01  Liabilities of the Depositor................................
Section 6.02  Merger or Consolidation of the Depositor....................
Section 6.03  Limitation on Liability of the Depositor and Others.........
Section 6.04  Servicing Compliance Review.................................
Section 6.05  Option to Purchase Defaulted Mortgage Loans.................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default...........................................
Section 7.02  Trustee to Act; Appointment of Successor....................
Section 7.03  Trustee to Act as Servicer..................................
Section 7.04  Notification to Certificateholders..........................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee.......................................
Section 8.02  Administration of the Servicer..............................
Section 8.03  Certain Matters Affecting the Trustee.......................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.05  Trustee May Own Certificates................................
Section 8.06  Trustee's Fees and Expenses.................................
Section 8.07  Eligibility Requirements for the Trustee....................
Section 8.08  Resignation and Removal of the Trustee......................
Section 8.09  Successor Trustee...........................................
Section 8.10  Merger or Consolidation of the Trustee......................
Section 8.11  Appointment of Co-Trustee or Separate Trustee...............
Section 8.12  Tax Matters.................................................
Section 8.13  Periodic Filings............................................
Section 8.14  Tax Classification of the Excess Reserve Fund Account and
              the Cap Agreement...........................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the Mortgage
              Loans.......................................................
Section 9.02  Final Distribution on the Certificates......................
Section 9.03  Additional Termination Requirements.........................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment...................................................
Section 10.02 Recordation of Agreement; Counterparts......................
Section 10.03 Governing Law...............................................
Section 10.04 Intention of Parties........................................
Section 10.05 Notices.....................................................
Section 10.06 Severability of Provisions..................................
Section 10.07 Limitation on Rights of Certificateholders..................
Section 10.08 Certificates Nonassessable and Fully Paid...................
Section 10.09 Waiver of Jury Trial........................................

                                    SCHEDULES

Schedule I  Mortgage Loan Schedule

                                    EXHIBITS

Exhibit A   Form of Class A-1, Class A-2, Class M-1, Class M-2 and Class M-3
            Certificates

Exhibit B   Form of Class P Certificate

Exhibit C   Form of Class R Certificate

Exhibit D   Form of Class X Certificate

Exhibit E   Form of Initial Certification of Trustee

Exhibit F   Form of Document Certification and Exception Report of Trustee

Exhibit G   Form of Residual Transfer Affidavit

Exhibit H   Form of Transferor Certificate

Exhibit I   Form of Rule 144A Letter

Exhibit J   Form of Certification to be provided with Form 10-K

Exhibit K   Form of Certification to be provided to Depositor

Exhibit L   Master Mortgage Loan Purchase Agreement, dated as of April 1,
            2004, between GreenPoint Mortgage Funding, Inc. and Goldman Sachs
            Mortgage Company

Exhibit M   Servicing Agreement, dated as of April 1, 2004, between GreenPoint
            Mortgage Funding, Inc. and Goldman Sachs Mortgage Company, as amended by Amendment No. 1, dated July 1, 2004

            THIS TRUST AGREEMENT, dated as of July 1, 2004, between GS MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each, a "REMIC" or, in the alternative, the Lower-Tier REMIC and the Upper-Tier REMIC, respectively). The Class X Certificates and each Class of Offered Certificates (other than the right of each Class of Offered Certificates to receive Basis Risk Carry Forward Amounts and the right of the Class X Certificates to receive payments from the Cap Agreement), represents ownership of a regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class R Certificate represents ownership of the sole class of residual interest in each of the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.04. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. Each such Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-M-1, Class LT-M-2 and Class LT-M-3 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes"). The Class P Certificates represent beneficial ownership of the Prepayment Premiums, each Offered Certificate represents a beneficial ownership of a regular interest in the Upper-Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and the Class X Certificate represents beneficial ownership of a regular interest in the Upper-Tier REMIC, the Excess Reserve Fund Account and the Cap Agreement, which portions of the Trust Fund shall be treated as a grantor trust.

                                                                                           Corresponding
 Lower-Tier Interest       Lower-Tier                Initial Lower-Tier                   Upper-Tier REMIC
     Designation         Interest Rate                Principal Amount                          Class
---------------------   ---------------    ----------------------------------------       ----------------
Class LT-A-1                  (1)          1/2 initial Class Certificate Balance of             A-1
                                           Corresponding Upper-Tier REMIC
                                           Regular Interest
Class LT-A-2                  (1)          1/2 initial Class Certificate Balance of             A-2
                                           Corresponding Upper-Tier REMIC
                                           Regular Interest
Class LT-M-1                  (1)          1/2 initial Class Certificate Balance of             M-1
                                           Corresponding Upper-Tier REMIC
                                           Regular Interest
Class LT-M-2                  (1)          1/2 initial Class Certificate Balance of             M-2
                                           Corresponding Upper-Tier REMIC
                                           Regular Interest
Class LT-M-3                  (1)          1/2 initial Class Certificate Balance of             M-3
                                           Corresponding Upper-Tier REMIC
                                           Regular Interest
Class LT-Accrual              (1)          1/2 Pool Stated Principal Balance plus
                                           1/2 Overcollateralized Amount
Class LT-Group I              (2)          0.001 % aggregate Stated Principal
                                           Balance of Group I Mortgage Loans
Class LT-Group II             (3)          0.001 % aggregate Stated Principal
                                           Balance of Group I Mortgage Loans
Class LT-R                    (4)                            (4)

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(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap.

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group I Cap.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group II Cap.

(4) The Class LT-R Interest is the sole Class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

            The Lower-Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than Prepayment Premiums, the Cap Agreement, the Excess Reserve Fund Account and the Lower-Tier Regular Interests.

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the principal balances of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the principal balance of its Corresponding Class) and will be accrued and added to the principal balance of the Class LT-Accrual Interest. On each Distribution Date, the increase in the principal balance of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated 50% to (i) the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balances of each of the LT-Accretion Directed Classes is equal to 50% of the principal balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I and the Class LT-Group II Interest (and further allocated between these Lower Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. As among the Class LT Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, and all Realized Losses, allocable to such Lower Tier Regular Interests shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

            The Upper-Tier REMIC shall issue the following classes of Upper-Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC.


                        Upper-Tier Interest   Initial Upper-Tier
                             Rate and          Principal Amount
                           Corresponding      and Corresponding
     Upper-Tier         Class Pass-Through    Class Certificate     Corresponding
  Class Designation            Rate                Balance           Certificate
--------------------    ------------------    ------------------    -------------
Class A-1                       (1)              $124,177,000       Class A-1(6)
Class A-2                       (2)              $ 75,359,000       Class A-2(6)
Class M-1                       (3)              $  6,312,000       Class M-1(6)
Class M-2                       (4)              $  4,708,000       Class M-2(6)
Class M-3                       (5)              $  3,423,000       Class M-3(6)
Class X                         (6)                          (4)    Class X(4)
Class UT-R                      (7)                                 Class R

(1) The Class A-1 Interest will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to the least of (1) LIBOR plus 0.400% (0.800% after the Optional Termination Date), (2) the Loan Group I Cap, and (3) the WAC Cap.

(2) The Class A-2 Interest will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to the least of (1) LIBOR plus 0.390% (0.780% after the Optional Termination Date), (2) the Loan Group II Cap, and (3) the WAC Cap.

(3) The Class M-1 Interest will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to the lesser of (1) LIBOR plus 0.650% (0.975% after the Optional Termination Date) and (2) the WAC Cap.

(4) The Class M-2 Interest will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to the lesser of (1) LIBOR plus 1.300% (1.950% after the Optional Termination Date) and (2) the WAC Cap.

(5) The Class M-3 Interest will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to the lesser of (1) LIBOR plus 2.200% (3.300% after the Optional Termination Date) and (2) the WAC Cap.

(6) The Class X Interest has an initial principal balance of $725, but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Lower-Tier REMIC Interests, where the interest rate on the Class LT-Accrual is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The Class X Certificates will represent beneficial ownership of the Class X Interest, the Cap Agreement and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Offered Certificates. Such rights of the Class X Certificateholders and Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(7) The Class UT-R Interest is the sole Class of residual interest in the Upper-Tier REMIC. The Class UT-R Interest does not have an interest rate.

(8) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

            The minimum denomination for each of the Certificates will be $50,000, respectively, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The Class R, Class P and Class X Certificates will each represent a 100% Percentage Interest in such class.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1 and Class A-2 Certificates.

ERISA-Restricted
  Certificates............... Class R, Class P and Class X Certificates any
                              certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates.

Physical Certificates........ Class P, Class X and Class R Certificates.

Private Certificates......... Class P, Class X and Class R Certificates.

Rating Agencies.............. Moody's and Standard & Poor's.

Regular Certificates......... All Classes of Certificates other than the Class R
                              Certificates.

Residual Certificates........ Class R Certificates.

Subordinated Certificates.... Class M-1, Class M-2 and Class M-3 Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the Servicing Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Account: Any of the Distribution Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.01.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

            Advance: Any Monthly Advance or Servicing Advance.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Trust Agreement and all amendments or supplements hereto.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 1, 2004, among the Trustee, the Depositor and GreenPoint.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Principal Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Principal Prepayment Period together with all Compensating Interest payments in connection therewith; (iv) all amounts received with respect to such Distribution Date as the purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Responsible Party or the Purchaser as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; reduced by (y) amounts in reimbursement for Monthly Advances and Servicing Advances previously made with respect to the Mortgage Loans, other amounts as to which the Depositor, the Servicer or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon a Loan Group Cap or the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had the Pass-Through Rate not been subject to the Loan Group Cap or the WAC Cap, over (ii) the amount of interest payable on such Class of Certificates (a) with respect to the Class A-1 Certificates at the lesser of the WAC Cap and the Loan Group I Cap, (b) with respect to the Class A-2 Certificates at the lesser of the WAC Cap and the Loan Group II Cap, and (c) with respect to each other Class of Offered Certificates, the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of Offered Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Offered Certificates for such distribution date (without giving effect to the WAC Cap, Loan Group I Cap or Loan Group II Cap, as applicable).

            Basis Risk Payment: For any Distribution Date, an amount equal to the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date; provided, however, that, with respect to any Distribution Date, the payment cannot exceed the Class X Interest Distributable Amount.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in (a) the States of New York or California, (b) the State in which the Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

            Cap Agreement: The interest rate cap agreement, dated as of July 15, 2004, between Goldman Sachs Mortgage Company, a New York limited partnership, and the Cap Provider.

            Cap Provider: Goldman Sachs Capital Markets L.P., a Delaware limited partnership, and its successors in interest.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Offered Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X, Class P and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification: As defined in Section 8.13(b).

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A-1 Certificates: All Certificates bearing the class designation of Class A-1.

            Class A Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and
(ii) in the case of the Class A-2 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 85.00% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and the (ii) aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Class A-2 Certificates: All Certificates bearing the Class designation of "Class A-2."

            Class Certificate Balance: With respect to any Class, the Class Certificate Balance of any Class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance reduced by the sum of: (a) all amounts previously distributed to holders of certificates of that Class as payments of principal, and (b) in the case of the Class M-1, Class M-2 or Class M-3 certificates, the amount of any Applied Realized Loss Amounts previously allocated to such Class; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes).

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M-1 Certificates: All Certificates bearing the Class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balances of the Class A-1 Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 90.90% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Class M-2 Certificates: All Certificates bearing the Class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) 95.30% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Class M-3 Certificates: All Certificates bearing the Class designation of "Class M-3."

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) 98.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Class P Certificates: All Certificates bearing the designation of "Class P."

            Class R Certificates: All Certificates bearing the designation of "Class R."

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect to interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

            Class X Interest: The Upper-Tier Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Closing Date: July 29, 2004.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: The "Custodial Account" as defined in the Servicing Agreement.

            Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for the Distribution Date, with respect to voluntary Principal Prepayments in full or in part by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) one-half of the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration - GS0406, facsimile number
(714) 247-6478, and its telephone number is (714) 247-6000 and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Class: The Class of interests in any REMIC created under this Agreement that correspond to the Class of interests in another such REMIC or to a Class of Certificates in the manner set out below:

        Lower-Tier             Upper-Tier          Corresponding
     Class Designation          Interest            Certificate
   ---------------------     --------------       ---------------
       Class LT-A-1             Class A-1            Class A-1
       Class LT-A-2             Class A-2            Class A-2
       Class LT-M-1             Class M-1            Class M-1
       Class LT-M-2             Class M-2            Class M-2
       Class LT-M-3             Class M-3            Class M-3
            N/A                  Class X              Class X

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

            Cut-off Date: July 1, 2004.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date).

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: A Mortgage Loan which is repurchased by GreenPoint or the Depositor in accordance with the terms of the Sale Agreement or this Agreement and which is, in the case of a substitution pursuant to the Sale Agreement or this Agreement, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's and A-1 by Standard & Poor's.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: For each Distribution Date, the Business Day immediately preceding the Remittance Date.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company, in trust for registered holders of GSAA Home Equity Trust 2004-6, Asset-Backed Certificates, Series 2004-6." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

            Event of Default: As defined in the Servicing Agreement.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.01(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAA Home Equity Trust 2004-6, Asset-Backed Certificates, Series 2004-6." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            Expense Fees:  As to each Mortgage Loan, the Servicing Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in August 2014.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            GreenPoint: GreenPoint Mortgage Funding, Inc., a New York corporation, and its successor in interest.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group I Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and (y) the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Group I Principal Distribution Amount: On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            Group II Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and (y) the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Group II Principal Distribution Amount: On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans.

            GSMC Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 1, 2004, among the Purchaser, GreenPoint and the Depositor.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to any Distribution Date, the period commencing on the immediately preceding Distribution Date (or commencing on the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date.

            Interest Rate Cap Payment: For the first 57 Distribution Dates following the Closing Date, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) one-month LIBOR (as determined pursuant to the Cap Agreement) as of the related reset date and (ii) 10.00% over a cap strike rate set forth on the interest rate cap agreement schedule attached to the Cap Agreement, and (b) the interest rate cap notional amount for such date set forth on such schedule.

            Interest Remittance Amount: With respect to any Distribution Date, that portion of Available Funds attributable to interest relating to the Mortgage Loans.

            Investment Account: As defined in Section 3.02(a).

            LIBOR: With respect to any Interest Accrual Period for the Offered Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the Offered Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A, Class LT-M-1, Class LT-M-2, Class LT-M-3 and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Loan: Any Mortgage Loan registered with MERS on the MERS
System.

            MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

            Monthly Advance: With respect to any Distribution Date, the portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan, less the servicing fee set forth in the Servicing Agreement for such Mortgage Loan, at the close of business on the preceding Determination Date required to be advanced by (i) the Servicer, pursuant to Section 4.3 of the Servicing Agreement or (ii) any successor Servicer including the Trustee.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to the Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of the Sale Agreement and the Servicing Agreement, each Mortgage Loan originally sold and subject to the Sale Agreement and the Servicing Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

            Mortgage Loan Documents: The documents listed on Exhibit A of the Sale Agreement.

            Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) GreenPoint's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property (or, in the case of each Cooperative Loan, of the related Cooperative Unit); (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four family residence, condominium, manufactured housing, mixed-use property, raw land and other non-residential properties, planned unit development or cooperative stock in a cooperative housing corporation; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) whether the Mortgage Loan has Monthly Payments that are interest only for a period of time; (11) the applicable Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV (as defined in the Sale Agreement) at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan has negative amortization and the maximum amount of such negative amortization; (20) a code indicating whether the Mortgage Loan had a second lien at origination; (21) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (22) a code indicating whether the Mortgaged Property is a leasehold estate; (23) the due date of the Mortgage Loan; (24) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer;
(25) the certificate number of the Primary Mortgage Insurance Policy; (26) the amount of coverage of the Primary Mortgage Insurance Policy; (27) the type of appraisal; (28) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (29) a code indicating whether the Mortgage Loan is subject to a prepay penalty and the terms of such prepayment penalty; (30) documentation type (including asset and income type); (31) first payment date; (32) the schedule of the payment delinquencies in the prior 12 months; (33) FICO score; (34) the Mortgagor's name; (35) the stated maturity date; (36) the original principal amount of the mortgage; (37) the Gross Margin; (38) the Periodic Rate Cap; (39) the Lifetime Rate Cap (as defined in the Sale Agreement); (40) the first Interest Rate Adjustment Date cap and the Interest Rate Adjustment Date frequency; (41) the minimum Mortgage Interest Rate; (42) the first Interest Rate Adjustment Date immediately following the Cut-off Date; (43) the Index, including the methodology for rounding (e.g. rounded upward, if necessary, to the next nearest ten thousandth (.0001)) and the applicable time frame for determining the Index; and (44) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan.

            Mortgaged Property. The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.01(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

            NIM Issuer: The entity established as the issuer of NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates.

            NIM Trustee: The trustee for the NIM Securities.

            Non-Permitted Transferee: As defined in Section 8.12(e).

            Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or Responsible Party, and delivered to the Trustee, as required by the Servicing Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of either the Lower-Tier REMIC or Upper-Tier REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and
(iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Offered Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on that Distribution Date).

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Total Monthly Excess Spread.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1 Certificates, 0.400%, Class A-2 Certificates, 0.390%, Class M-1 Certificates, 0.650%, Class M-2 Certificates, 1.300% and Class M-3 Certificates, 2.250%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1 Certificates, 0.800%; Class A-2 Certificates, 0.780%, Class M-1 Certificates, 0.975%, Class M-2 Certificates, 1.950% and Class M-3 Certificates, 3.300%.

            Pass-Through Rate: For each Class of Certificates and each Lower-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody's and A-1+ by S&P;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's and "AAAm" or "AAAm-G" by Standard & Poor's; and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Principal Prepayment Period the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

            Prepayment Premium: Any prepayment premium or charge, if any, required under the terms of the related Mortgage Note (as defined in the Sale Agreement) to be paid in connection with a Principal Prepayment, to the extent permitted by law.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received or advanced by the Servicer or any successor Servicer including the Trustee prior to the related Remittance Date (including the portion of Insurance Proceeds or Condemnation Proceeds allocable to principal), and all Principal Prepayments received during the related Principal Prepayment Period, (ii) the Liquidation Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Principal Prepayment Period, (iii) the portion of the purchase price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Principal Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date and (iv) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated July 23, 2004, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Sale and Servicing Agreements.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate issued pursuant to
Section 5.02(e), the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers' Civil Relief Act of 1940 or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Advice Date: The 5th day of each calendar month or the immediately following Business Day if the 5th is not a Business Day.

            Remittance Date: With respect to any Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the month in which such Distribution Date occurs.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: GreenPoint.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sale Agreement: The Master Mortgage Loan Purchase Agreement, dated as of April 1, 2004, between GreenPoint and the Purchaser.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month in which such Distribution Date occurs.

            Senior Specified Enhancement Percentage: As of any date of determination, 15.00%.

            Servicer: GreenPoint in its capacity as servicer under the Servicing Agreement, or any successor servicer appointed pursuant to the Servicing Agreement.

            Servicer Remittance Report: As defined in Section 4.02(d).

            Servicing Advances: As defined in the Servicing Agreement.

            Servicing Agreement: The Servicing Agreement, dated as of April 1, 2004, between the Purchaser and GreenPoint.

            Servicing Fee: As defined in the Servicing Agreement.

            Servicing Fee Rate: With respect to each Mortgage Loan, a per annum rate equal to 0.25%.

            Servicing File: As to each Mortgage Loan, the files retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Trustee pursuant to Section 1 of the Custodial Agreement.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 0.75% of the Cut-off Date Pool Principal Balance of the Mortgage Loans; on and after the Stepdown Date, an amount equal to 1.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date, subject, until the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but instead shall remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

            Standard & Poor's or S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAA Home Equity Trust 2004-6, or such other address as Standard & Poor's may hereafter furnish to the Depositor and the Servicer.

            Startup Day: The Closing Date.

            Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period.

            Stepdown Date: The earlier to occur of (a) the date on which the Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in August 2007, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amount received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Remittance Date) or advanced on the Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) over (ii) the sum of the interest payable to the Classes of Certificates on such Distribution Date.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) on such Distribution Date the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balances of 60+ Day Delinquent Mortgage Loans, and (y) the unpaid principal balance of the Mortgage Loans equals or exceeds 40% of the prior period's Senior Enhancement Percentage or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Principal Prepayment Period and
(y) the Cut-off Date Pool Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

      Distribution Date Occurring In      Loss Percentage
      ------------------------------      ---------------

      August 2007 - July 2008             1.000% for the first month, plus an
                                          additional 1/12th of 0.250% for each
                                          month thereafter (e.g., approximately
                                          1.042% in September 2007)

      August 2008 - July 2009             1.500% for the first month, plus an
                                          additional 1/12th of 0.250% for each
                                          month thereafter (e.g., approximately
                                          1.521% in September 2008)

      August 2009 - July 2010             1.750% for the first month, plus an
                                          additional 1/12th of 0.150% for each
                                          month thereafter (e.g., approximately
                                          1.771% in September 2009)

      August 2010 and thereafter          2.000%

            Trust:  The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Trust as assignee under the Assignment Agreement; (v) the Cap Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Either the Lower-Tier REMIC or the Upper-Tier REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest, and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee Rate: With respect to each mortgage loan, 0.013% per annum.

            Trustee Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates remaining unpaid prior to the current Distribution Date and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (ii) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

            (iii) personal endorsement and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if any);

            (iv) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording with the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider be attached if the mortgaged property is a condominium or is located in a PUD;

            (v) originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

            (vi) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

            (vii) an original or copy of a title insurance policy, a certificate of title, or attorney's opinion of title and abstract of title;

            (viii) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien of the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (2) an original or copy of any surety agreement or guaranty agreement;

            (ix) for each Mortgage Loan with respect to which the Mortgagor's name as it appears on the note does not match the borrower's name on the mortgage loan schedule, one of the following: the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement; and

            (x) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

            The Depositor shall deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

            From time to time, pursuant to the Sale Agreement, the Responsible Party may forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the Sale Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee Assignments of Mortgages (except in the case of MERS Loans), in blank, for each Mortgage Loan. On the Closing Date, the Trustee shall provide a written request to the Responsible Party to submit the Assignments of Mortgage for recordation, at the Responsible Party's expense, pursuant to the Sale Agreement. The Trustee shall deliver the Assignment of Mortgages to be submitted for recordation to the Responsible Party.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within the time period and in the manner specified in the Sale Agreement, the Trustee shall take or cause to be taken such remedial actions under the Sale Agreement against the Responsible Party as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the Responsible Party of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the applicable Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the applicable Responsible Party, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAA Home Equity Trust 2004-6" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement.

            (d) It is the policy and intention of the Trust that none of the Mortgage Loans included in the Trust are classified as a "covered," "high cost," "high cost home loan," "threshold," "predatory loan," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), or any other designation that indicates that such Mortgage Loan has terms that result in costs to the Mortgagor in excess of a specified limit under the Home Ownership and Equity Protection Act of 1994, as amended, or any similar federal, state or local statutes or regulations related to "high cost" mortgage loans or "predatory lending" (as such terms are defined in the applicable statute or regulation).

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            Prior to and as a condition to the Closing, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be delivered to it are in its possession and shall deliver to the Depositor an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items 2, 8, 35, and 36 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Trustee shall enforce the obligation of the Responsible Party to cure or repurchase Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 hereof as determined in the Trustee's review as required herein by notifying the Servicer to correct or cure such default. The Trustee shall also enforce the obligation of the Responsible Party under the Sale Agreement and the Servicing Agreement and of the Purchaser under the GSMC Assignment Agreement to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default. If the Servicer, the Responsible Party or the Purchaser, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify such party to repurchase the Mortgage Loan. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee against the Servicer, the Responsible Party and the Purchaser, as applicable, under this Trust Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies.

            Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is June 25, 2034, which is the Distribution Date following the latest Mortgage Loan maturity date.

            Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder;

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04 hereof; and

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

                                   ARTICLE III

                                 TRUST ACCOUNTS

            Section 3.01 Excess Reserve Fund Account; Distribution Account.

            (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to secure their limited recourse obligation to pay to the Offered Certificateholders Basis Risk Carry Forward Amounts. On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment and Interest Rate Cap Payments for such date into the Excess Reserve Fund Account.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class or Classes of Offered Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(D), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in clause
(iii) of the definition thereof with respect to Basis Risk Payments) (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(A)-(C)) and (y) the aggregate Basis Risk Carry Forward Amounts of the Offered Certificates for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the related Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(E) or (F), as the case may be.

            The Trustee shall account for the Excess Reserve Fund Account as an asset of grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Excess Reserve Fund Account is the Class X Certificateholder. For all federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholders.

            Any Basis Risk Carry Forward Amounts distributed by the Trustee to the Offered Certificateholders shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest) and then to the respective Class or Classes of Offered Certificates. In addition, the Trustee shall account for the Offered Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any distributions from the Excess Reserve Fund Account except as expressly set forth in this Section 3.01(a).

            (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to the Servicing Agreement; and

            (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted pursuant to the Servicing Agreement, the Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Sections 4.01 or 6.03.

            Section 3.02 Investment of Funds in the Distribution Account. (a) The Trustee may (but shall not be obligated to) invest funds in the Distribution Account during the Trustee Float Period (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. On or after the Remittance Date and prior to the Trustee Float Period, the Depositor may direct the Trustee to invest funds in the Distribution Account in such Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee during the Trustee Float Period shall be subject to the Trustee's withdrawal in the manner set forth in Section 8.06.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Depositor shall be liable to the Trust for any loss on any investment of funds in the Distribution Account other than during the Trustee Float Period and the Trustee shall be liable to the Trust for any such loss only during the Trustee Float Period, and the Depositor or the Trustee, as the case may be, shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

            (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Trust Agreement.

            (e) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other party to this Trust Agreement including, but not limited to, such party's name, address and other identifying information.

                                   ARTICLE IV

                                  DISTRIBUTIONS

            Section 4.01 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) from the Interest Remittance Amount, to the holders of each Class of Offered Certificates in the following order of priority:

                  (A) from the Interest Remittance Amount related to the Group I
            Mortgage Loans to the Class A-1 Certificates, their related Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for such Distribution Date;

                  (B) from the Interest Remittance Amount related to the Group
            II Mortgage Loans to the Class A-2 Certificates, their related Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for such Distribution Date;

            provided, that if the Interest Remittance Amount for either Loan Group is insufficient to make the related payments set forth in clause (A) or (B) above, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest Distribution and Unpaid Interest Amount will be available to cover that shortfall;

                  (C) to the Class M-1 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (D) to the Class M-2 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution Date; and

                  (E) to the Class M-3 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

            (ii)(A) on each Distribution Date (a) before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distributions of principal as set forth below, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) concurrently:

                        (i) the Group I Principal Distribution Amount to the
                  Class A-1 Certificates, until their Certificate Class Balance has been reduced to zero; and

                        (ii) the Group II Principal Distribution Amount to the
                  Class A-2 Certificates, until their Class Certificates Balances has been reduced to zero; and

                  (b) sequentially, to the Class M-1, Class M-2 and Class M-3
            Certificates, in that order, until their respective Class Certificate Balances thereof are reduced to zero.

                  (B) on each Distribution Date (a) on and after the related
            Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distribution of principal, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) concurrently:

                        (i) to the Class A-1 Certificates, the lesser of (x) the
                  Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class A-1 Certificates (determined in accordance with the Class A Principal Allocation Percentage), until their Class Certificate Balance has been reduced to zero; and

                        (ii) to the Class A-2 Certificates, the lesser of (x)
                  the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class A-2 Certificates (determined in accordance with the Class A Principal Allocation Percentage), until their Class Certificate Balance has been reduced to zero;

                  (b) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

                  (c) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                  (d) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount to the Class M-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority:

                  (A) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (B) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (C) to the holders of the Class M-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (D) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (E) from funds on deposit in the Excess Reserve Fund Account
            (not including any Interest Rate Cap Payments included in that amount), an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for such Distribution Date first, concurrently to the Class A Certificates pro rata based on their respective Basis Risk Carry Forward Amounts, and second, sequentially to the Class M-1, Class M-2 and Class M-3 Certificates in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

                  (F) (1) from any Interest Rate Cap Payments on deposit in the
            Excess Reserve Fund Account with respect to that Distribution Date, to the Class A Certificates concurrently and pro rata, based upon their respective Basis Risk Carry Forward Amounts, up to their unpaid remaining Basis Risk Carry Forward Amounts, (2) from any remaining Interest Rate Cap Payments (x) sequentially to the Class M-1, Class M-2 and M-3 Certificates, in each case, up to their respective unpaid remaining Basis Risk Carry Forward Amounts and then (y) to the extent remaining, to the Class X Certificates; and

                  (G) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.01(a)(iii)(A)-(F); and

                  (H) to the holders of the Class R Certificates, any remaining amount, in respect of the Lower-Tier REMIC and Upper-Tier REMIC.

            Any payments of principal to the Class A-1 Certificates shall be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans. If the Class Certificate Balances of either the Class A-1 Certificates or Class A-2 Certificates are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the Holders of the Class A Certificates of the other Class A Certificates remaining outstanding, until their Class Certificate Balances have been reduced to zero.

            (a) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Principal Prepayment Period shall be distributable to the holders of the Class P Certificates.

            (b) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A-1, Class A-2, Class M-1, Class M-2 and Class M-3, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

            Section 4.02 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor, and each Rating Agency a statement based solely upon the information provided to the Trustee from the Servicer setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amount included in such distribution and any remaining Unpaid Interest Amount after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (iv) the Class Certificate Balance of each Class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

            (vii) the Pass-Through Rate for each Class of Offered Certificates with respect to such Distribution Date;

            (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer or any successor servicer including the Trustee as outstanding as of the close of business on the last Business Day of the immediately preceding month prior to such Distribution Date;

            (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Monthly Payment is delinquent 31 to 59 days, 61 to 89 days and 90 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (x) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Monthly Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last Business Day of the immediately preceding month prior to such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month prior to such Distribution Date;

            (xiii) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xv) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

            (xvii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xviii) Prepayment Premiums collected by the Servicer;

            (xix) the Interest Rates Cap Payment, if any, for such Distribution Date;

            (xx) the amount distributed on the Class X, Class P and Class R Certificates; and

            (xxi) the amount of any Subsequent Recoveries for such Distribution Date.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer, the Responsible Party, and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.corporatetrust.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. A paper copy of the above statement will also be made available upon request.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this
Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Pursuant to Section 4.2 of the Servicing Agreement, the Servicer has agreed to provide monthly information reports to the Trustee. On the Closing Date, the Trustee shall request the Servicer to deliver, on a monthly basis, no later than each Remittance Advice Date a monthly remittance advice statement containing the information required by the Trustee to calculate and provide the reports required by Section 4.02(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (or the last day of the Due Period, as applicable) (the "Servicer Remittance Report"). On a on-going basis, the Trustee may reasonably request the Servicer to provide additional information to be included in subsequent Servicer Remittance Reports.

            On the Closing Date, the Trustee shall request the Servicer to furnish an individual loan accounting report, as of the last day of the Due Period of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the Trustee shall request the Servicer to furnish the corresponding individual loan accounting report (in electronic format) to be received by the Trustee no later than the Remittance Advice Date, which report shall contain the following:

            (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, along with a detailed report of interest on principal prepayment amounts remitted in accordance with the applicable Sale and Servicing Agreement);

            (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to the Servicing Agreement;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

            (vii) any other information reasonably required by the Trustee to enable it to prepare the monthly Statement referred to in Section 4.02(a).

            Section 4.03 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinate Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event, Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Certificate Balance shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

            Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in that order or seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X and Class P Certificates in the name of the Trustee or the NIM Trustee, as applicable, or such other name or names as the Depositor shall request, and to deliver such Class X and Class P Certificates to Deutsche Bank National Trust Company, as indenture trustee or NIM Trustee, as applicable, or such other name or names as the Depositor shall request.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the initial transfer of the Class X, Class P and Class R Certificates on the Closing Date, (ii) the transfer of the Class X and Class P Certificates to the NIM Issuer or the NIM Trustee or (iii) a transfer of the Class X, Class P or Class R Certificates to the Depositor or any affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) a transfer of the Class X, Class P or Class R Certificates to the Depositor or any affiliate of the Depositor, (ii) the transfer of the Class X and Class P Certificates to the NIM Issuer or the NIM Trustee or (iii) a transfer of the Class X and Class P Certificates to the Depositor or an affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer,
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

            Neither the Class R Certificates nor the Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Trustee, to the effect that the elimination of such restrictions will not cause either the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Trustee, the Depositor and any agent of the Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Depositor nor any agent of the Servicer, the Depositor, or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

            Section 6.01 Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by it herein.

            Section 6.02 Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee, in writing to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and/or the Trustee, as applicable, shall be entitled to be reimbursed therefor out of the Distribution Account.

            Section 6.04 Servicing Compliance Review. Promptly upon receipt from the Servicer of its annual statement of compliance and accountant's report described in Sections 5.4 and 5.5 of the Servicing Agreement the Trustee shall furnish a copy thereof to the Depositor. Promptly after the Depositor's receipt thereof, the Depositor shall review the same and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer's obligations under the Servicing Agreement.

            Section 6.05 Option to Purchase Defaulted Mortgage Loans. The Depositor shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is 90 days or more delinquent. The purchase price therefore shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicer or the Trustee related to the Mortgage Loan.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            If an Event of Default described in Section 7.1 of the Servicing Agreement shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights, the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by a Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to any Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder.

            On and after the receipt by the Servicer of written notice of termination, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            Except as described in this Section 7.01 and notwithstanding Section
8.3 of the Sale Agreement, the Trustee shall not terminate the Servicer.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Trustee gives, and the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Trustee to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and in the Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to the Servicing Agreement. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the Servicing Agreement including, if the Servicer was receiving the servicing fee at the servicing fee rate set forth in the Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans,) such servicing fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to the Servicing Agreement or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement. Any successor to the Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.3 in the Servicing Agreement incurred prior to termination under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 7.03, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor to the Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer (excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund), shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs and if such predecessor Servicer defaults in its obligations to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as the case may be, shall be entitled to reimbursement therefor from the Trust Fund). If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the Trust Fund promptly upon presentation of reasonable documentation of such costs.

            Any successor to the Servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Servicing Agreement.

            Section 7.03 Trustee to Act as Servicer. In the event that the Servicer shall for any reason no longer be the Servicer pursuant to Section 7.01 (including by reason of an Event of Default), the Trustee or its successor shall appoint a successor Servicer pursuant to Section 7.02, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for investment losses of the predecessor Servicer pursuant to Section 3.4 of the Servicing Agreement or any acts or omissions of the predecessor Servicer thereunder, (ii) obligated to effectuate repurchases of Mortgage Loans under the Sale Agreement, and (iii) responsible for expenses of the predecessor Servicer or (iv) deemed to have made any representations and warranties of the Servicer under the Servicing Agreement).

            Section 7.04 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Promptly after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

            (a) unless an Event of Default known to the Trustee has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 Administration of the Servicer. The Trustee shall (i) enforce the obligations of the Servicer to service the Mortgage Loans as set forth in Section 7.01 and (ii) as successor Servicer under Section 7.02, make or cause to be made Servicing Advances or Monthly Advances in accordance with the Servicing Agreement in the event the Servicer fails to do so. Notwithstanding the foregoing, the Trustee, as successor Servicer or otherwise shall not be required to make any Nonrecoverable Servicing Advance or Nonrecoverable Monthly Advance. The Trustee shall furnish to the Servicer any powers of attorney in standard form used by the Trustee or other such documentation (as may be provided from time to time and in form acceptable to the Trustee), necessary and appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property.

            The Trustee shall provide access to the Mortgage Loan documents in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law or any regulatory or administrative agency, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the Trust that covers the Trustee's actual costs.

            Upon receipt of a written request by the Servicer in a form acceptable to the Trustee, the Trustee shall release within five Business Days the related Mortgage File to the Servicer and execute and deliver to the Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by such Servicer), together with the Mortgage Note.

            The Trustee shall execute and deliver to the Servicer, upon its request, any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

            Section 8.03 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account during the Trustee Float Period);

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default described in Section 7.1 of the Servicing Agreement, the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except for failure by the Servicer to remit funds on the Remittance Date to the Trustee or to make Monthly Advances; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

            (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

            (l) notwithstanding anything to the contrary in Section 6.5 of the Servicing Agreement, the Trustee shall not consent to the Servicer's request of assigning the Servicing Agreement or the servicing rights thereunder to any other party.

            Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or by the Servicer of any funds paid to the Depositor or to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or by the Servicer.

            The Trustee shall have no responsibility (i) for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Servicer) (ii) to see to any insurance (unless the Trustee shall have become the successor Servicer), or (iii) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.06 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for such Distribution Date and, during the Trustee Float Period any interest or investment income earned on funds deposited in the Distribution Account. The Trustee may also withdraw from the Distribution Account on each Distribution Date amounts sufficient to indemnify and hold harmless the Trustee and any director, officer, employee, or agent of the Trustee against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with the Servicing Agreement for which that Servicer has performed its obligation to indemnify the Trustee pursuant to Servicing Agreement, (ii) resulting from any breach of the Responsible Party's obligations in connection with the Sale Agreement for which it has performed its obligation to indemnify the Trustee pursuant to the Sale Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates,

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement, and

                  (C) printing and engraving expenses in connection with
            preparing any Definitive Certificates.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

            Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or with the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or of the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

            Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and to the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.10 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of the Lower-Tier REMIC and the Upper-Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and Interest Rate Cap Payments (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership interests in a grantor trust and not as an obligations of any REMIC created hereunder, for federal income tax purposes.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower-Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the applicable Servicing Agreement,
(iii) a Responsible Party if such tax arises out of or results from the Responsible Party's obligation to repurchase a Mortgage Loan pursuant to the Sale Agreement or (iv) in all other cases, or if the Trustee, the Servicer or the Responsible Party fails to honor its obligations under the preceding clause
(i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

            For as long as each REMIC shall exist, the Trustee shall act as specifically required herein , and the Trustee shall comply with any directions of the Depositor or the Servicer stating that such directions are being given to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement and (b) accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

            Section 8.13 Periodic Filings. (a) The Trustee shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.13, or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form, unless the Securities and Exchange Commission has indicated that it will accept a certification signed by the Depositor where the related Form 10-K is signed by the Trustee.

            (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations, with respect to the Trust Fund. Such Form 10-K shall include the Servicer's annual statement of compliance described in Section 5.4 of the Servicing Agreement (upon which the Trustee may rely in delivering its certification hereunder) and the accountant's report described in Section 5.5 of Servicing Agreement, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit J, with such changes as may be necessary or appropriate as a result of changes promulgated by the Securities and Exchange Commission (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

            (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit K with such changes as may be necessary or appropriate as a result of changes promulgated by the Securities and Exchange Commission) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification; provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K. Such certification shall be delivered to the Depositor by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification shall be delivered to the Trustee for filing by March 25th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.13(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.13(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 8.14 Tax Classification of the Excess Reserve Fund Account and the Cap Agreement. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account and the Cap Agreement as beneficially owned by the holder of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of Offered Certificates will comprise three components--a regular interest in the Upper-Tier REMIC, an interest in an interest rate cap contract and the Class X Certificates will be comprised of three components--a regular interest in the Upper-Tier REMIC, ownership of the Cap Agreement and ownership of the Excess Reserve Fund Account. The Trustee shall allocate the issue price for a Class of Certificates between the two components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Majority Class X Certificateholder of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the Mortgage Loans at its expense, plus accrued and unpaid interest on the related mortgage loans at the applicable mortgage rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and (iii) the sum of all outstanding Basis Risk Carry Forward Amounts ("Termination Price") and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. If the Depositor or its affiliate is a Class X Certificateholder, the Depositor may only exercise its right to purchase the Mortgage Loans pursuant to this Section
9.01 with at least one other unaffiliated Person that holds at least a 10% interest in the Class X Certificates. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 9.02 Final Distribution on the Certificates. If, on any Remittance Date, the Servicer notifies the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a Notice of Final Distribution to the applicable Certificateholders. If the Majority Class X Certificateholder elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Majority Class X Certificateholder shall notify the Servicer and the Trustee of the date the Majority Class X Certificateholder intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 20th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Majority Class X Certificateholder or its designee the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificate), the Certificate Balance thereof plus for each such Class and the Class X Certificate accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event the Majority Class X Certificateholder exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Majority Class X Certificateholder, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Majority Class X Certificateholder and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Lower-Tier REMIC and the Upper-Tier REMIC stating that pursuant to Treasury Regulations S ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Majority Class X Certificateholder.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee (and the Trustee may request an amendment or consent to any amendment of the Servicing Agreement as directed by the Depositor) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the Servicing Agreement, as applicable, or to supplement any provision herein which may be inconsistent with any other provision herein or in the Servicing Agreement, (iii) to add to the duties of the Depositor or the Trustee (or with respect to the Servicing Agreement, of the Servicer), (iv) to add any other provisions with respect to matters or questions arising hereunder or under the Servicing Agreement or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the Servicing Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee and the Depositor also may at any time and from time to time amend this Agreement (and the Trustee shall request the Servicer amend the Servicing Agreement) without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on either Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or
(iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor and the Trustee (and the Trustee shall consent to any amendment to the Servicing Agreement as directed by the Depositor) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement or the Servicing Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on either the Lower-Tier REMIC or the Upper-Tier REMIC or the Certificateholders or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee (or the Servicer under the Servicing Agreement), any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement or the Servicing Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement or the Servicing Agreement and that all requirements for amending this Agreement or the Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

            Notwithstanding the Trustee's consent to, or the request for, any amendment of the Servicing Agreement pursuant to the terms of this Section 10.01, the Servicing Agreement cannot be amended without the consent of the Servicer. The Trustee shall not be responsible for any failure by the Servicer to consent to any amendment to the Servicing Agreement.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Trustee at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Trustee.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 10.05 Notices.

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to this Agreement, or the Sale Agreement; and

            (v) The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

            (i) Each report to Certificateholders described in Section 4.02;

            (ii) The Servicer's annual statement of compliance and the accountant's report described in (a) Section 5.4 and Section 5.5, respectively, of the Servicing Agreement; and

            (iii) Any notice of a purchase of a Mortgage Loan pursuant to this Agreement and the Sale Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or GS Mortgage Securities Corp. or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher Gething and Asset Management Group/Senior Asset Manager, or such other address as may be hereafter furnished to the Trustee by the Depositor in writing, (b) in the case of the Trustee to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration GS0406, or such other address as the Trustee may hereafter furnish to the Depositor, the Responsible Party and the Servicer, (c) in the case of the Servicer, the address listed in the Servicing Agreement, or such address as may be furnished to the Trustee and the Depositor in writing,
(d) in the case of the Credit Risk Manager, the address listed in the Credit Risk Management Agreement, or such address as may be furnished to the Trustee and the Depositor, and (e) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificate holders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                  * * * * * * *

            IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.,
                                          as Depositor


                                       By:   /s/ Howard Altarescu
                                          --------------------------------------
                                          Name: Howard Altarescu
                                          Title: Vice President

                                       DEUTSCHE BANK NATIONAL TRUST
                                          COMPANY, solely as Trustee and not in
                                          its individual capacity

                                       By:   /s/ Valerie Delgado
                                          --------------------------------------
                                          Name: Valerie Delgado
                                          Title: Associate

                                       By:  /s/ Ronaldo Reyes
                                          --------------------------------------
                                          Name: Ronaldo Reyes
                                          Title: Assistant Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule


                (As delivered to the Trustee on the Closing Date)

                                    EXHIBIT A

  FORM OF CLASS A-1, CLASS A-2, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

Certificate No.              :

Cut-off Date                 :     July 1, 2004

First Distribution Date      :     August 25, 2004

Initial Certificate Balance
of this Certificate
("Denomination")             :

Initial Certificate
Balances of all

Certificates of this Class   :             Class             Principal Amount

                                         Class A-1              $124,177,000
                                         Class A-2              $ 75,359,000
                                         Class M-1              $  6,312,000
                                         Class M-2              $  4,708,000
                                         Class M-3              $  3,423,000

CUSIP                        :             Class                CUSIP No.
                                         Class A-1             36228F 7D 2
                                         Class A-2             36228F 7E 0
                                         Class M-1             36228F 7F 8
                                         Class M-2             36228F 7G 5
                                         Class M-3             36228F 7H 3

ISIN                         :             Class                 ISIN No.
                                         Class A-1             US36228F7D29
                                         Class A-2             US36228F7E02
                                         Class M-1             US36228F7J76
                                         Class M-2             US36228F7G59
                                         Class M-3             US36228F7H33

                          GS MORTGAGE SECURITIES CORP.

                          GSAA Home Equity Trust 2004-6
                    Asset-Backed Certificates, Series 2004-6
             [Class A-1][Class A-2][Class M-1][Class M-2][Class M-3]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between GS Mortgage Securities Corp., as depositor (the "Depositor"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    *   *   *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST
                                         COMPANY,
                                         not in its individual capacity, but
                                         solely as Trustee

                                       By:______________________________________

Authenticated:


By:
   -------------------------------------
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-6
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           P-1
Cut-off Date              :           July 1, 2004
First Distribution Date   :           August 25, 2004
Percentage Interest of
this Certificate
("Denomination")          :           100%
CUSIP                     :           36228F 7J 9
ISIN                                  US36228F7J98

                          GS MORTGAGE SECURITIES CORP.

                          GSAA Home Equity Trust 2004-6
                    Asset-Backed Certificates, Series 2004-6

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date, (the "Agreement") between GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Trust Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    *   *   *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                DEUTSCHE BANK NATIONAL TRUST
                                   COMPANY,
                                   not in its individual capacity, but solely as Trustee


                                By:______________________________________

Authenticated:


By ____________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-6
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined in the manner provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. In the event that such representation is violated, or any attempt IS MADE to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code OR A PLAN SUBJECT TO SIMILAR LAW, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Certificate No.             :         R-1

Cut-off Date                :         July 1, 2004

First Distribution Date     :         August 25, 2004

Percentage Interest of      :
this Certificate
("Denomination")                      100%

CUSIP                       :         36228F 7K 6

ISIN                        :         US36228F7K61

                          GS MORTGAGE SECURITIES CORP.

                          GSAA Home Equity Trust 2004-6
                    Asset-Backed Certificates, Series 2004-6

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Trust Agreement dated as of the Cut-Off Date specified above (the "Agreement") between GS Mortgage Securities Corp., as depositor (the "Depositor"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                DEUTSCHE BANK NATIONAL TRUST
                                   COMPANY,
                                   not in its individual capacity, but solely as Trustee


                                By:______________________________________

Authenticated:


By ____________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-6
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :        X-1

Cut-off Date                  :        July 1, 2004

First Distribution Date       :        August 25, 2004

Percentage Interest of this
Certificate ("Denomination")  :        100%

CUSIP                         :        36228F 7L 4

ISIN                          :        US36228F7L45

                          GS MORTGAGE SECURITIES CORP.

                          GSAA Home Equity Trust 2004-6
                    Asset-Backed Certificates, Series 2004-6

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between GS Mortgage Securities Corp., as depositor (the "Depositor"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Trust Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    *   *   *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                DEUTSCHE BANK NATIONAL TRUST
                                   COMPANY,
                                   not in its individual capacity, but solely as Trustee


                                By:______________________________________

Authenticated:


By ____________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-6
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance, the Majority Class X Certificateholder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Originator]

_____________________
_____________________

            Re: Trust Agreement, dated as of July 1, 2004, between GS Mortgage Securities Corp., as Depositor, and Deutsche Bank National Trust Company, as Trustee, GSAA Home Equity Trust, 2004-6
                  --------------------------------------------------------------

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                     DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, not in its individual capacity, but solely as Trustee


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Originator]

_____________________
_____________________

            Re: Trust Agreement, dated as of July 1, 2004, between GS Mortgage Securities Corp., as Depositor, and Deutsche Bank National Trust Company, as Trustee, GSAA Home Equity Trust, 2004-6

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

            (c) personal endorsement and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if any);

            (d) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording with the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider be attached if the mortgaged property is a condominium or is located in a PUD;

            (e) originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

            (f) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

            (g) an original or copy of a title insurance policy, a certificate of title, or attorney's opinion of title and abstract of title;

            (h) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien of the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (2) an original or copy of any surety agreement or guaranty agreement;

            (i) for each Mortgage Loan with respect to which the Mortgagor's name as it appears on the note does not match the borrower's name on the mortgage loan schedule, one of the following: the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement;

            (j) a security agreement, chattel mortgage or equivalent document executed in connection with the mortgage, if any.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8 , 35 and 36 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                     DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, not in its individual capacity, but solely as Trustee


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

                         GSAA Home Equity Trust 2004-6,
                    Asset-Backed Certificates, Series 2004-6

STATE OF                )
                        ) ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Trust Agreement (the "Agreement"), between GS Mortgage Securities Corp., as depositor (the "Depositor"), and Deutsche Bank National Trust Company, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

              The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___day of ____________, 20__.

                                       _________________________________________
                                       Print Name of Transferee



                                       By:______________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:



______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___day of _____, 20__.

                                         _______________________________________
                                                      NOTARY PUBLIC

                                         My Commission expires the __ day
                                         of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705

      Re: GSAA Home Equity Trust 2004-6, Asset-Backed Certificates Series 2004-6, Class ___
            --------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                      Very truly yours,


                                      _______________________________________
                                      Print Name of Transferor


                                      By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705

            Re: GSAA Home Equity Trust 2004-6, Asset-Backed Certificates, Series 2004-6, Class ___
                  ---------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1 Certificate, Class A-2 Certificate, Class M-1 Certificate, Class M-2 Certificate or a Class M-3 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60,
(e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ _____ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                         _______________________________________
                                         Print Name of Transferor



                                         By:____________________________________
                                            Name:
                                            Title:


                                         Date:__________________________________

-------------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $ _____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ _____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _________________________________________
                                       Print Name of Transferor


                                       By:______________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       _________________________________________
                                       Print Name of Buyer
                                             ----

                                       Date:____________________________________

                                    EXHIBIT J

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                   GSAA Home Equity Trust 2004-6 (the "Trust")
                            Asset-Backed Certificates
                                  Series 2004-6

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer under the seller's warranties and servicing agreement is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the seller's warranties and servicing agreement and based upon the review required under the trust agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the seller's warranties and servicing agreement; and

5. I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the seller's warranties and servicing agreement.

Date: _________________________
_______________________________
[Signature]
[Title]

                                    EXHIBIT K

            FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

            Re: GSAA Home Equity Trust 2004-6 (the "Trust") Asset-Backed Certificates Series 2004-6, issued pursuant to the Trust Agreement, dated as of July 1, 2004 (the "Trust Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee")
                  ------------------------------------------------------------

            The Trustee certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. The Trustee has reviewed the annual report on Form 10 K (the "Annual Report") for the fiscal year [___], and all reports on Form 8 K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. To the best of our knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

            3. To the best of our knowledge, the distribution or servicing information required to be provided to the Trustee by GreenPoint Mortgage Funding, Inc., as servicer, for inclusion in the Reports is included in the Reports.

Date:

                                      DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, not in its individual capacity, but solely as Trustee


                                      By:_______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT L

                    MASTER MORTGAGE LOAN PURCHASE AGREEMENT,
                           DATED AS OF APRIL 1, 2004,
                    BETWEEN GREENPOINT MORTGAGE FUNDING, INC.
                       AND GOLDMAN SACHS MORTGAGE COMPANY

                        GREENPOINT MORTGAGE FUNDING, INC.
                                    as Seller

                                       and

                         GOLDMAN SACHS MORTGAGE COMPANY,
                                  as Purchaser


                              --------------------

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                            dated as of April 1, 2004



                             ----------------------

              Fixed and Adjustable Rate Residential Mortgage Loans

                              (SERVICING RETAINED)

                              ARTICLE I DEFINITIONS

                  ARTICLE II PRE-CLOSING AND CLOSING PROCEDURES

Section 2.01     Books and Records; Transfers of Mortgage Loans.................
Section 2.02     Due Diligence by the Purchaser.................................
Section 2.03     Identification of Mortgage Loan Package........................
Section 2.04     Credit Document Deficiencies Identified During Due Diligence...
Section 2.05     Delivery of Collateral Files...................................
Section 2.06     Purchase Confirmation..........................................
Section 2.07     Closing........................................................
Section 2.08     Payment of the Purchase Proceeds...............................
Section 2.09     Entitlement to Payments on the Mortgage Loans..................
Section 2.10     Payment of Costs and Expenses..................................
Section 2.11     MERS Mortgage Loans and the MERS System........................

         ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01     Representations and Warranties Respecting Greenpoint...........
Section 3.02     Representations and Warranties Regarding Individual Mortgage
                 Loans..........................................................
Section 3.03     Remedies for Breach of Representations and Warranties..........
Section 3.04     Accrual of Cause of Action.....................................

            ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01     Greenpoint to Act as Servicer..................................

                        ARTICLE V COVENANTS BY GREENPOINT

Section 5.01     Indemnification by Greenpoint..................................
Section 5.02     [RESERVED].....................................................
Section 5.03     Merger or Consolidation of Greenpoint..........................
Section 5.04     Limitation on Liability of Greenpoint and Others...............
Section 5.05     No Transfer of Servicing.......................................

                            ARTICLE VI MISCELLANEOUS

Section 6.01     Notices........................................................
Section 6.02     Sale Treatment.................................................
Section 6.03     Exhibits.......................................................
Section 6.04     General Interpretive Principles................................
Section 6.05     Reproduction of Documents......................................
Section 6.06     Further Agreements.............................................
Section 6.07     Assignment of Mortgage Loans by the Purchaser; Pass-Through
                 Transfers......................................................
Section 6.08     Conflicts between Transaction Documents........................
Section 6.09     Governing Law..................................................
Section 6.10     Severability Clause............................................
Section 6.11     Successors and Assigns.........................................
Section 6.12     Relationship of Parties........................................
Section 6.13     Solicitation of Mortgagor......................................
Section 6.14     Confidentiality................................................
Section 6.15     Entire Agreement...............................................

EXHIBITS
--------

Exhibit A        Schedule of Collateral Documents...............................
Exhibit B        Form of Purchase Confirmation..................................
Exhibit C        [RESERVED].....................................................
Exhibit D        Form of Trade Confirmation.....................................
Exhibit E        Mortgage File..................................................

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

               This Master Mortgage Loan Purchase Agreement is made and entered into as of April 1, 2004 (the "Agreement"), between Greenpoint Mortgage Funding, Inc., 100 Wood Hollow Drive, Novato, California 94945 ("Greenpoint"), and Goldman Sachs Mortgage Company, having an address at 85 Broad Street, New York, New York 10004 (the "Purchaser").

                                 R E C I T A L S

               The Purchaser has agreed to purchase from Greenpoint and Greenpoint has agreed to sell from time to time to the Purchaser all of Greenpoint's right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Greenpoint and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Greenpoint shall transfer and the Purchaser shall acquire such mortgage loans.

               In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Greenpoint and the Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

            Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

            Agency: Either Fannie Mae or Freddie Mac.

            Agreement: This Master Mortgage Loan Purchase Agreement, including all exhibits and supplements hereto, and all amendments hereof.

            ALTA: The American Land Title Association or any successor thereto.

            Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

            Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

            Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

            Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

            Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

            Combined Loan-to-Value Ratio: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

            Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

            Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

            Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

            Cooperative Shares: Shares issued by a Cooperative Corporation.

            Cooperative Unit: A single family dwelling located in a Cooperative Property.

            Credit File: The file retained by Greenpoint that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Greenpoint on microfilm or any other comparable medium.

            Custodial Account: The account or accounts created and maintained pursuant to Section 4.4 of the Servicing Agreement, each of which shall be an Eligible Account.

            Custodial Agreement: The letter agreement that governs the temporary retention of the Collateral Files by the Custodian with respect to a Closing Date.

            Custodian: Deutsche Bank National Trust Company, its successor in interest or assign, or such other custodian that may be designated by the Purchaser from time to time.

            Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

            Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the Cut-off Date.

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Eligible Account: An account or accounts (i) maintained with a federal or state chartered depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in its highest rating categories at the time of any deposit therein and
(ii) the deposits of which are insured up to the maximum permitted by the FDIC.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.6 of the Servicing Agreement, each of which shall be an Eligible Account.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1 of the Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Fannie Mae: The Federal National Mortgage Association or any successor organization.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and all amendments or additions thereto.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

            Funding Deadline: With respect to each Closing Date, one o'clock (1:00) p.m. New York time.

            Greenpoint: Greenpoint Mortgage Funding, Inc., or any successor or assign to Greenpoint under this Agreement as provided herein.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Index: With respect to any Adjustable Rate Mortgage Loan on each Interest Adjustment Date the applicable index as set forth in the related Mortgage Note.

            Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Greenpoint in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Greenpoint to pay the premium due on the PMI Policy with respect to such LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which Greenpoint is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

            MIC: A mortgage insurance certificate issued by HUD.

            Missing Credit Documents: As defined in Section 2.04 hereof.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: With respect to a Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien , upon a leasehold estate of the Mortgagor. With respect to a Cooperative Loan, the security agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

            Mortgage File: With respect to any Mortgage Loan, the items listed in Exhibit E hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

            Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property (or, in the case of each Cooperative Loan, of the related Cooperative Unit); (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four family residence, condominium, manufactured housing, mixed-use property, raw land and other non-residential properties, planned unit development or cooperative stock in a cooperative housing corporation; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) whether the Mortgage Loan has Monthly Payments that are interest only for a period of time; (11) the Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan has negative amortization and the maximum amount of such negative amortization; (20) a code indicating whether the Mortgage Loan had a second lien at origination; (21) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (22) a code indicating whether the Mortgaged Property is a leasehold estate; (23) the due date of the Mortgage Loan; (24) whether the Mortgage Loan is insured by a PMI Policy and the name of the insurer; (25) the certificate number of the PMI Policy; (26) the amount of coverage of the PMI Policy; (27) the type of appraisal; (28) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (29) a code indicating whether the Mortgage Loan is subject to a prepay penalty and the terms of such prepayment penalty; (30) documentation type (including asset and income type); (31) first payment date; (32) the schedule of the payment delinquencies in the prior 12 months; (33) FICO score;
(34) the Mortgagor's name; (35) the stated maturity date; and (36) the original principal amount of the Mortgage. With respect to any Adjustable Rate Mortgage:
(a) the Gross Margin; (b) the Periodic Rate Cap; (c) the Lifetime Rate Cap; (d) the first Interest Adjustment Date cap and the Interest Adjustment Date frequency; (e) the minimum Mortgage Interest Rate; (f) the first Interest Adjustment Date immediately following the Cut-off Date; and (g) the Index, including the methodology for rounding (e.g. rounded upward, if necessary, to the next nearest ten thousandth (.0001)) and the applicable time frame for determining the Index.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage. With respect to a Cooperative Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note and their successors in title to the Mortgaged Property.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

            Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Greenpoint would follow in servicing mortgage loans held for its own account.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

            PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

            PMI Proceeds: Proceeds of any PMI Policy.

            Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser's due diligence as contemplated in Section 2.02, are intended to be sold under this Agreement as a Mortgage Loan Package.

            Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

            Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

            Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Greenpoint and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

            Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Greenpoint in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

            Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 6.07.

            Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Credit File or the Mortgage File, (b) the absence of a document in the Credit File or Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by Greenpoint, but, in each case, only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC provisions.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

            Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Greenpoint in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan).

            Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 6.07 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate in writing.

            Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

            REO Disposition: The final sale by Greenpoint of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

            REO Property: A Mortgaged Property acquired by Greenpoint on behalf of the Purchaser as described in Section 4.13.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of repurchase plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase plus (iii) with respect to any Mortgage Loan included in a Pass-Through Transfer, damages incurred by the Purchaser or its assignee including the trust in any securitization in connection with any violation by such Mortgage Loan of any predatory or abusive lending law provided, however, that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller, the amount described in clause
(ii) shall be computed at the sum of (a) the Mortgage Loan Remittance Rate and
(b) the Servicing Fee Rate.

            Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Coop Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Coop Shares and the related Proprietary Lease.

            Servicing Agreement: The agreement dated as of April 1, 2004 and signed by the Purchaser and Greenpoint with respect to the administration and servicing of the Mortgage Loans.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Greenpoint, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Greenpoint, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Greenpoint shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

            Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Trade Confirmation: A letter agreement substantially in the form of Exhibit D hereto executed by Greenpoint and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

            Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, the Custodial Agreement, the Servicing Agreement and this Agreement.

            Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                                   ARTICLE II
                       PRE-CLOSING AND CLOSING PROCEDURES

            Section 2.01 Books and Records; Transfers of Mortgage Loans.

            From and after the sale of the Mortgage Loans to the Purchaser, all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans on account of interest and principal due after the Cut-off Date, shall be held by Greenpoint in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and Greenpoint shall retain record title to the related Mortgage Loans for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

            The sale of each Mortgage Loan shall be reflected on Greenpoint's balance sheet and other financial statements as a sale of assets by Greenpoint. Greenpoint shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, Greenpoint shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of FNMA or FHLMC, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by FNMA or FHLMC, and periodic inspection reports as required by Section 3.15 of the Servicing Agreement. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by Greenpoint may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as Greenpoint complies with the requirements of the FNMA or FHLMC Selling and Servicing Guide, as amended from time to time. Greenpoint shall indemnify the Purchaser and hold it harmless against any damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the unenforceability (as determined by a court of competent jurisdiction) of any Mortgage Loan document recreated in the manner described in the foregoing sentence against the applicable Mortgagor as a result of such recreation or the absence of such original Mortgage Loan document.

            Section 2.02 Due Diligence by the Purchaser.

            Review of Credit File and Mortgage File. At least 15 days prior to the Closing Date, Greenpoint shall make available to the Purchaser the Credit File and the Mortgage File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package and shall accommodate reasonable requests by the Purchaser to provide personnel and documents as necessary to facilitate the review. Greenpoint shall deliver to the Purchase a diskette or a compact disc that contains the Credit File and the Mortgage File for each such Preliminary Mortgage Loan and the Purchaser shall have the right to review the Credit File and the Mortgage File for each such Preliminary Mortgage Loan for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser's sole discretion; provided, further, that the Purchaser, in its sole discretion, has the right to reject any Preliminary Mortgage Loan if the original Mortgage Note for such Preliminary Mortgage Loan is lost. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Greenpoint shall have the opportunity, at the discretion of the Purchaser, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the Closing Date. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Credit Files and the Mortgage Files shall not affect the Purchaser's or any of its successors' rights to demand repurchase or other relief or remedy provided for in this Agreement.

            Section 2.03 Identification of Mortgage Loan Package.

            At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

            Section 2.04 Credit Document Deficiencies Identified During Due Diligence.

            If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File or the Mortgage File is missing material documentation (as used therein, the "Missing Credit Documents"), Greenpoint agrees to use its best efforts to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Greenpoint's obligation to deliver the Missing Credit Document within the time specified above, Greenpoint shall repurchase such Mortgage Loan at the Repurchase Price.

            Section 2.05 Delivery of Collateral Files.

            Custodial Agreement. Greenpoint shall, no later than five (5) Business Days prior to the related Closing Date deliver and release to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package. The Custodian will certify its receipt of all such Collateral Documents required to be delivered pursuant to this Agreement. Greenpoint will be responsible for the fees and expenses with respect to the delivery and will be responsible for the fees and expenses related to the recording of the initial Assignments of Mortgage (including any fees and expenses related to any preparation and recording of any intervening or prior assignments of the Mortgage Loans to Greenpoint or to any prior owners of or mortgagees with respect to the Mortgage Loans) or Form UCC-3's for Cooperative Loans. The Purchaser will be responsible for the Custodian's fees and expenses as set forth in the Custodial Agreement.

            Greenpoint shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.1(c) or 5.1 of the Servicing Agreement within two weeks of their execution, provided, however, that Greenpoint shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation. However, if Greenpoint is unable to deliver such certified copies due to delay caused by the recording office in the applicable jurisdiction, Greenpoint shall deliver instead an Officer's Certificate from Greenpoint confirming that such document is a true and complete copy of the original and that such original has been accepted for recording.

            In the event the public recording office is delayed in returning any original document, Greenpoint shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. Greenpoint will be required to deliver the document to the Custodian by the date specified in (iv) above.

            Notwithstanding the foregoing, if the originals or certified copies required in this Section 2.05 are not delivered as required within 90 days following the Closing Date or as otherwise extended as set forth above, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by Greenpoint in accordance with Section 3.03 hereof; provided, however, that the foregoing repurchase obligation shall not apply in the event Greenpoint cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; provided that Greenpoint shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate from Greenpoint confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

            If Greenpoint, the Purchaser or the Custodian finds any document or documents constituting a part of a Credit File or Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect, and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify Greenpoint. Greenpoint shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. Greenpoint hereby covenants and agrees that, if any material defect cannot be corrected or cured, Greenpoint will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 3.03; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within 60 days of the date such defect is discovered.

            Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, Greenpoint delivers an Officer's Certificate to the Purchaser certifying that Greenpoint is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant Greenpoint an extension to correct or cure such defect. The extension shall not extend beyond (1) if the defect is a Qualification Defect, the date that is 60 days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect (as evidenced by an Opinion of Counsel), the date that is 30 days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as Greenpoint demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Greenpoint received the original notice of the defect.

            Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify Greenpoint of any defective or missing document in a Credit File or Mortgage File within such 90-day period, or the failure of the Purchaser to require Greenpoint to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require Greenpoint to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 3.03 hereof.

            Section 2.06 Purchase Confirmation.

            Upon confirmation with the Purchaser of a Mortgage Loan Package, Greenpoint shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Greenpoint.

            Section 2.07 Closing.

            The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

            (a) All of the representations and warranties of Greenpoint under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (b) Both parties shall have executed and delivered the related Purchase Confirmation, Trade Confirmation and Servicing Agreement;

            (c) Greenpoint shall have delivered and released to the Custodian all documents required pursuant to this Agreement; and

            (d) All other terms and conditions of this Agreement have been complied with.

            Section 2.08 Payment of the Purchase Proceeds.

            Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Greenpoint on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Greenpoint on or before the Funding Deadline.

            Section 2.09 Entitlement to Payments on the Mortgage Loans.

            With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date) due after the Cut-off Date.

            Section 2.10 Payment of Costs and Expenses.

            The Purchaser and Greenpoint shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by the Purchaser.

            Section 2.11 MERS Mortgage Loans and the MERS System.

            (a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Greenpoint pursuant to this Agreement, Greenpoint shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of Greenpoint shall be in lieu of Greenpoint delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Greenpoint shall, in accordance with Section 2.05, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

            (b) In connection with the MERS System, Greenpoint is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, Greenpoint is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

            Section 3.01 Representations and Warranties Respecting Greenpoint.

            Greenpoint represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Greenpoint is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Greenpoint and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligation of Greenpoint; and all requisite corporate action has been taken by Greenpoint to make this Agreement valid and binding upon Greenpoint in accordance with its terms;

            (b) Due Authority. Greenpoint has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Greenpoint, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Greenpoint pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflict. Neither the acquisition or origination of the Mortgage Loans by Greenpoint, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Greenpoint's certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Greenpoint is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Greenpoint or its property is subject;

            (e) Approved Seller. Greenpoint is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including a change in insurance coverage, which would make Greenpoint unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements. Furthermore, if at any time prior to the termination of this Agreement, Greenpoint is unable to comply with any of the Fannie Mae, Freddie Mac or HUD eligibility requirements, it shall immediately notify the Purchaser that it is no longer an approved seller/servicer as defined in the first sentence above;

            (f) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Greenpoint's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Greenpoint would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Greenpoint to service the Mortgage Loans hereunder in accordance with the terms hereof, or Greenpoint's ability to perform its obligations under this Agreement;

            (g) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Greenpoint, of or compliance by Greenpoint with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

            (h) Reasonable Servicing Fee. Greenpoint acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Greenpoint, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

            (i) Ability to Perform. Greenpoint does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Greenpoint is solvent and the sale of the Mortgage Loans will not cause Greenpoint to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of Greenpoint's creditors;

            (j) No Untrue Information. Neither this Agreement nor any statement, report or other document prepared and furnished, or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby, by Greenpoint contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

            (k) Sale Treatment. Greenpoint has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

            (l) Fair Credit Report Act. Greenpoint, in its capacity as servicer for each Mortgage Loan, has fully furnished (or caused to be furnished), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) or their successors and assigns, on a monthly basis;

            (m) No Brokers' Fees. Greenpoint has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

            (n) Fair Consideration. The consideration received by Greenpoint upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

            (o) USA Patriot Act of 2001. Greenpoint has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Greenpoint has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

            Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

            With respect to each Mortgage Loan (unless otherwise specified below), Greenpoint represents and warrants to the Purchaser as of the related Closing Date that:

            (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

            (b) No Delinquencies or Advances. All payments required to be made and credited prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Greenpoint has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

            (c) Taxes, Assessments, Insurance Premiums and Other Charges. There are no defaults by Greenpoint or any prior originator in complying with the terms of the Mortgage and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

            (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (f) Hazard and Flood Insurance. All buildings and other customarily insured improvements upon the Mortgaged Property are insured in an amount which is not less than the lesser of (i) the maximum insurable value of the Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount that would prevent the Mortgagor from becoming a co-insurer, by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy. All such insurance policies contain a standard mortgagee clause naming Greenpoint, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

            (g) Compliance with Applicable Law. All applicable local, state and federal laws including without limitation usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending and disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, and Greenpoint shall maintain in its possession, available for the Purchaser's inspection and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Greenpoint has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Greenpoint waived any default;

            (i) Enforceability of Mortgage Documents. The Mortgage Note, the Mortgage and any related modifications, assignments and assumptions are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

            (j) Valid First Lien on Mortgage Loans that are not Cooperative Loans. Each related Mortgage is a valid, perfected, existing and enforceable first lien or a first priority ownership interest in an estate in fee simple in the Mortgaged Property, including, for Mortgage Loans that are not Cooperative Loans, all improvements on the Mortgaged Property, securing the related Mortgage Note, except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgage may secure and create a first lien upon a leasehold estate of the Mortgagor. The lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Greenpoint has full right to sell and assign the same to the Purchaser.

            (k) Valid First Liens on Cooperative Loans: With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interests in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority equal to or over the Greenpoint's security interest in such cooperative shares;

            (l) With respect to each Cooperative Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Cooperative Loan;

            (m) With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

            (n) With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Cooperative Lease;

            (o) Leasehold Interests. With respect to any ground lease to which a Mortgaged Property may be subject: (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease: (ii) such ground lease is in full force and effect unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease and (ix) the term of such lease does not terminate earlier than 10 years following the maturity date of the Mortgage Note;

            (p) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (q) Sole Owner. Greenpoint is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. The Mortgage Loan is not assigned or pledged, and Greenpoint has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, participation interests, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement. Following the sale of the Mortgage Loan, the Purchaser will own the Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Greenpoint intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan as set forth in the Servicing Agreement. After the Closing Date, Greenpoint will not have any right to modify or alter the terms of the sale of the Mortgage Loan, nor will Greenpoint have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by Greenpoint and the Purchaser;

            (r) Title Insurance. Each Mortgage Loan is covered by an ALTA lender's title insurance policy included in the related Servicing File, acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Greenpoint, its successors and assigns as to the first priority lien of the Mortgage. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Greenpoint is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Greenpoint, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (s) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Greenpoint has not waived any default, breach, violation or event of acceleration;

            (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (u) Origination and Collection Practices. The origination and collection practices used by Greenpoint with respect to each Mortgage Loan and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Greenpoint and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Greenpoint have been capitalized under any Mortgage or the related Mortgage Note. All payments have been collected in compliance with local, state and federal law and the terms of the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with local, state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

            (v) No Condemnation or Damage. There is no proceeding pending or, to Greenpoint's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

            (w) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (x) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

            (y) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency, and such appraisal complies with the requirements of FIRREA; furthermore, the appraisal type for each Mortgage Loan is accurately reflected on the Mortgage Loan Schedule;

            (z) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (aa) Private Mortgage Insurance. Each Mortgage Loan, with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy issued by an insurer acceptable to FNMA or FHLMC, in at least such amounts as required by FHMA or FHLMC. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan;

            (bb) Lawfully Occupied. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities. No improvements violate local zoning laws or regulations;

            (cc) Assignment of Mortgage. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (dd) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to each Agency;

            (ee) Section 32 Loans. No Mortgage Loan is classified as a "covered," "high cost," "high cost home loan," "threshold," "predatory loan," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of
2002), or any other designation that indicates that such Mortgage Loan has terms that result in costs to the Mortgagor in excess of a specified limit under the Home Ownership and Equity Protection Act of 1994, as amended, or any similar federal, state or local statutes or regulations related to "high cost" mortgage loans or "predatory lending" (as such terms are defined in the applicable statute or regulation);

            (ff) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to each Agency. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (gg) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling that is secured by a leasehold estate, is a mobile home, manufactured dwelling or cooperative, provided further that as of the respective appraisal date, no portion of the Mortgaged Property was being used for commercial purposes;

            (hh) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

            (ii) Servicemembers Civil Relief Act. The Mortgagor has not notified Greenpoint, and Greenpoint has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state law;

            (jj) Payment Terms. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (or interest, in the case of any Mortgage Loan for which monthly payments consist of only interest for a period of time specified on the Mortgage Loan Schedule), (provided that, the installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date with respect to an Adjustable Rate Mortgage, and interest is calculated and payable in arrears) providing for full amortization by maturity over a scheduled term of no more than 30 years. No Mortgage Loan converts, pursuant to the terms of the related Mortgage Note, from having interest accrue on the principal amount thereof based on an adjustable rate to having interest accrue based on a fixed rate, and no Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization. The Mortgage Interest Rate, Lifetime Rate Cap, each applicable Periodic Rate Cap and each applicable Interest Adjustment Date for each Mortgage Loan are as set forth for such Mortgage Loan in the Mortgage Loan Schedule;

            (kk) Origination. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a saving bank, a commercial bank or similar banking institution which is supervised by a Federal or State authority;

            (ll) Loan-to-Value Ratio; No Foreclosures. The Loan-to-Value Ratio of each Mortgage Loan was no greater than 100% at the time of its origination or refinancing, as applicable. No Mortgage Loan is subject to a written foreclosure agreement or pending foreclosure proceedings;

            (mm) Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with Greenpoint's underwriting guidelines (the "Underwriting Guidelines") in effect at the time origination;

            (nn) Adverse Selection. Greenpoint used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien residential mortgage loans owned by it which were available for inclusion in the Mortgage Loan Package;

            (oo) Environmental Matters. To the best knowledge of Greenpoint, the Mortgaged Property is free from any and all toxic or hazardous standards and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Greenpoint is aware in which compliance with any environmental law, rule or regulation is an issue. To the best of Greenpoint's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

            (pp) No Bankruptcy; Acceptable Investment. The Mortgagor is not in bankruptcy and is not insolvent;

            (qq) No Additional Payments. There is no obligation on the part of Greenpoint or any other party to make payments in addition to those made by the Mortgagor;

            (rr) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by owner-occupied property located in the State of Georgia;

            (ss) No Credit Insurance Policies. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (tt) Prepayment Penalty Term. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

            (uu) Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code;

            (vv) Credit Reporting. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Greenpoint to the Purchaser, Greenpoint has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

            (ww) Doing Business. Greenpoint and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

            (xx) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any "buydown" provision which is currently in effect;

            (yy) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (zz) Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File;

            (aaa) No Advancements. Greenpoint or any prior originator or servicer has not advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan;

            (bbb) Delivery of Mortgage Documents. With respect to each Mortgage Loan, Greenpoint is in possession of a complete Collateral File except for the documents which have been delivered to the Purchaser or which have been submitted for recording and not yet returned;

            (ccc) Lost Note. With respect to each Mortgage where a lost note affidavit has been delivered in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (ddd) Validity of Mortgage Documents. All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

            (eee) Construction or Rehabilitation of Mortgaged Property. (i) No Mortgage Loan was made in connection with facilitating the trade-in or exchange of a Mortgaged Property and (ii) a Mortgage Loan has a certificate of completion if such Mortgage Loan was made in connection with the construction or rehabilitation of the related Mortgaged Property;

            (fff) Other Insurance Policies; No Defense to Coverage. No action, inaction, or event has occurred and no state of affairs exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Greenpoint or any of its designee or any corporation in which Greenpoint or any officer, director, or employee of Greenpoint had a financial interest at the time of placement of such insurance;

            (ggg) Conversion to Fixed Interest Rate. No Mortgage Loan is a Convertible Mortgage Loan;

            (hhh) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

            (iii) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (jjj) [RESERVED];

            (kkk) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

            (lll) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the related Mortgagor's application to such affiliate for underwriting consideration;

            (mmm) [RESERVED]

            (nnn) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) a mortgage loan without such a premium was available to the Mortgagor at an interest rate and/or fee structure higher than that of the Mortgage Loan, (ii) prior to the Mortgage Loan's funding, the related Mortgagor had the option of obtaining the Mortgage Loan without a requirement for payment of such a premium, and (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law;

            (ooo) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

            (ppp) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides; and

            (qqq) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

            Section 3.03 Remedies for Breach of Representations and Warranties.

            (a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Greenpoint or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

            (b) Cure or Repurchase. Within sixty (60) days from the earlier of either discovery by or notice to Greenpoint of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Greenpoint shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Greenpoint shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding anything to the contrary herein, a breach of any one of the representations and warranties set forth in clauses (ee), (rr), (ss), (uu),
(vv), (hhh), (kkk), (lll), (nnn), (ooo), (ppp) and (qqq) in Subsection 3.02 shall be deemed to materially and adversely affect the value of the related Mortgage Loans and not be curable and, within sixty (60) days of the earlier of either discovery by or notice to Greenpoint, as the case may be, of such breach, Greenpoint shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in
Section 3.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Greenpoint of such breach, Greenpoint shall repurchase such of the Mortgage Loans as shall be necessary to cure such breach at the Repurchase Price.

            (c) Substitution or Repurchase. If the breach shall involve a representation or warranty set forth in Section 3.02, other than a breach of any one of the representations and warranties set forth in clauses (ee), (rr), (ss),
(uu), (vv), (hhh), (kkk), (lll), (nnn), (ooo), (ppp) and (qqq), Greenpoint may at the discretion of the Purchaser, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Greenpoint elects not to substitute a Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Greenpoint shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Greenpoint and the delivery to Greenpoint of any documents held by the Purchaser or its designee relating to such Mortgage Loan. In the event Greenpoint is authorized to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Greenpoint shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s). In connection with any such substitution, Greenpoint shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Greenpoint shall effect such substitution by delivering to the Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Greenpoint shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Greenpoint. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Greenpoint shall thereafter be entitled to retain all amounts subsequently received by Greenpoint in respect of such substituted Mortgage Loan.

            For any month in which Greenpoint substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Greenpoint shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Greenpoint in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, Greenpoint shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall. Notwithstanding the above, in no event shall Greenpoint substitute a loan that has been placed in a trust with respect to a securitization.

            In addition to such cure and repurchase obligations, Greenpoint shall indemnify the Purchaser, its affiliates, and their respective directors, officers and employees, as applicable, and hold the Purchaser, its affiliates and each such person harmless against any damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of Greenpoint's representations and warranties contained in this Agreements.

            Section 3.04 Accrual of Cause of Action. Any cause of action against Greenpoint relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Greenpoint to the Purchaser, (ii) failure by Greenpoint to cure such breach or substitute or repurchase such Mortgage Loan as specified above, or (iii) demand upon Greenpoint by the Purchaser for compliance with the relevant provisions of this Agreement.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 4.01 Greenpoint to Act as Servicer.

            Greenpoint shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of the Servicing Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Greenpoint may deem necessary or desirable and consistent with the terms of the Servicing Agreement.

                                    ARTICLE V

                             COVENANTS BY GREENPOINT

            Section 5.01 Indemnification by Greenpoint.

            Greenpoint shall indemnify the Purchaser, its affiliates, and their respective directors, officers and employees, as applicable, and hold the Purchaser, its affiliates and each such person harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys' fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Greenpoint to perform its obligations hereunder, including its obligations to service and administer the Mortgage Loans in compliance with the terms of the Servicing Agreement.

            Section 5.02 [RESERVED]

            Section 5.03 Merger or Consolidation of Greenpoint

            Greenpoint shall keep in full effect its existence, rights and franchises and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

            Notwithstanding anything to the contrary contained herein, any Person into which Greenpoint may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Greenpoint shall be a party, or any Person succeeding to the business of Greenpoint, shall be the successor of Greenpoint hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

            Section 5.04 Limitation on Liability of Greenpoint and Others.

            Neither Greenpoint nor any of the officers, employees or agents of Greenpoint shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Greenpoint or any such person against any breach of warranties or representations made herein, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement and, provided further, that this provision shall not protect Greenpoint or any such person against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. Greenpoint and any officer, employee or agent of Greenpoint may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by Greenpoint shall occur and shall not have been remedied within the time limits set forth in Section 7.1 of the Servicing Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Greenpoint with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Greenpoint receives such notice; and (ii) immediately complete, sign and return to Greenpoint any document reasonably requested by Greenpoint to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Greenpoint. The Purchaser further agrees that Greenpoint shall have no liability for the Purchaser's failure to comply with the subsections (i) or (ii) in the foregoing sentence. Greenpoint shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Greenpoint may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser's interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Greenpoint shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Greenpoint's indemnification under Sections 3.03 and 5.01.

            Section 5.05 No Transfer of Servicing.

            Greenpoint acknowledges that the Purchaser acts in reliance upon Greenpoint's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Greenpoint shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.01 Notices.

            All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i) to Greenpoint:

                Greenpoint Mortgage Funding, Inc.
                100 Wood Hollow Drive
                Novato, California 94945
                Attn:  _____________

            (ii) the Purchaser:

                  To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 6.02 Sale Treatment.

            It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Greenpoint and not a pledge of the Mortgage Loans by Greenpoint to the Purchaser to secure a debt or other obligation of Greenpoint. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Greenpoint's business records, tax returns and financial statements. Accordingly, Greenpoint and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Greenpoint, and a purchase by the Purchaser, of the Mortgage Loans.

            Section 6.03 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Greenpoint and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 6.04 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 6.05 Reproduction of Documents.

            This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 6.06 Further Agreements.

            Greenpoint shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Greenpoint such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 6.07 Assignment of Mortgage Loans by the Purchaser; Pass-Through Transfers.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Greenpoint. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than five (5) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package. Any trust to which Mortgage Loans may be transferred pursuant to Section 6.07(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

            (b) The Purchaser and Greenpoint agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 6.07(a) hereof, may effect Pass-Through Transfers and Whole Loan Transfer, retaining Greenpoint as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section
6.07 is rejected by the related transferee, Greenpoint shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Greenpoint shall cooperate with the Purchaser in connection with each Pass-Through Transfer and Whole Loan Transfer in accordance with this Section 6.07. In connection therewith Greenpoint shall:

            (i) negotiate in good faith and execute any seller/servicer agreement reasonably required to effectuate the Pass-Through Transfer and Whole Loan Transfer, provided such agreement creates no greater obligation or cost on the part of Greenpoint than otherwise set forth in this Agreement, and provided further that Greenpoint shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

            (ii) provide as applicable:

                  (A) information pertaining to Greenpoint of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

                  (B) such opinions of counsel, letters from auditors, and
            certificates of public officials or officers of Greenpoint as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer and Whole Loan Transfer. The Purchaser shall pay all reasonable third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Greenpoint shall not be required to execute any seller/servicer agreement unless a draft of the agreement is provided to Greenpoint at least 10 days before the Reconstitution Date.

            (c) In connection with any (a) Pass-Through Transfer and (b) Whole Loan Transfer, Greenpoint shall restate to the Purchaser and, with respect to
(a) above, to the applicable depositor (the "Depositor"), trustee (the "Trustee") and the master servicer (the "Master Servicer"), all representations and warranties contained in this Agreement, with respect to the Mortgage Loans as of the Closing Date and with respect to Greenpoint itself as of the closing date of each Whole Loan Transfer or Pass-Through Transfer.

            (d) In connection with any Pass-Through Transfer and Whole Loan Transfer, Greenpoint shall indemnify, defend and hold harmless the Purchaser, the Depositor, the Trustee, the Master Servicer, their respective affiliates, and their respective directors, officers and employees from and against any and all losses, claims, expenses, damages, liabilities, reasonable and necessary attorneys' fees and related costs, judgments, and any other costs to which any such party may be subject to as a result of any untrue statement of any material fact contained in any information (such information, the "Greenpoint Information") prepared and furnished to the Purchaser, the Depositor, the Trustee and the Master Servicer by Greenpoint for inclusion in any related offering document or prospectus (collectively, "Offering Materials"), or arise out of, or are based upon, any omission in the Greenpoint Information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse to all such parties, as applicable, for damages or expenses reasonably incurred by it; provided, however, that Greenpoint shall be liable only insofar as such untrue statement or omission relates solely to the Greenpoint Information in the Offering Materials furnished to any such party by Greenpoint specifically for inclusion in the Offering Materials; and

            (e) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers or Whole Loan Transfer shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 6.08 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement, the Servicing Agreement, and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.

            Section 6.09 Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

            Section 6.10 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 6.11 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Greenpoint and the Purchaser and the respective permitted successors and assigns of Greenpoint and the Purchaser.

            Section 6.12 Relationship of Parties.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of Greenpoint shall be rendered as an independent contractor and not as agent for the Purchaser.

            Section 6.13 Solicitation of Mortgagor.

            From and after the Closing Date, Greenpoint hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on its behalf, to personally, by telephone or mail, solicit the mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Greenpoint may solicit any mortgagor from whom it or its servicing affiliate has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by Greenpoint or any of its affiliates which
(i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspapers, radio and television advertisements shall not constitute solicitation nor is Greenpoint prohibited from responding to unsolicited requests or inquiries made by a mortgagor or an agent of a mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by Greenpoint or any affiliate of Greenpoint, shall not be prohibited: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to mortgagors; provided, however, that similar messages and inserts are sent to borrowers of other mortgage loans serviced by Greenpoint.

            Section 6.14 Confidentiality.

            Greenpoint, the Purchaser and their agents shall keep confidential and shall not divulge to any person, other than affiliates, without the written consent of the other party, the terms of this agreement, except (i) to the extent required by law or judicial order or to enforce its rights or remedies under this agreement, the Servicing Agreement, or any applicable agreements,
(ii) to the extent such information enters into the public domain other than through the wrongful act of Greenpoint or the Purchaser, as the case may be,
(iii) as is necessary in working with legal counsel, auditors, rating agencies, agents, taxing authorities or other governmental agencies, or (iv) in order to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of this sale or any transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser related to such sale, transaction and tax aspects, all as contemplated by
Section 1.6011-4T(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986.

Moreover, Greenpoint understands and agrees that this Agreement, the Servicing Agreement, any other agreements executed in connection with the sale and servicing contemplated hereunder, any agreements executed in connection with a securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and Greenpoint agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of Greenpoint (c) as is necessary in working with legal counsel, auditors, agents, taxing authorities or other governmental agencies, or (d) in order to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of this sale or such securitization and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser related to such sale, securitization and tax aspects, all as contemplated by
Section 1.6011-4T(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

            Section 6.15 Entire Agreement.

            This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Greenpoint and the Purchaser understand and agree that no employee, agent or other representative of Greenpoint or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

                           (SIGNATURE PAGE TO FOLLOW)

               IN WITNESS WHEREOF, Greenpoint and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                  GREENPOINT MORTGAGE FUNDING, INC.
                                    the Seller

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  GOLDMAN SACHS MORTGAGE
                                    COMPANY,
                                    the Purchaser

                                  By: Goldman Sachs Real Estate Funding Corp.,
                                      General Partner

                                  By: _________________________________________
                                      Name
                                      Title:

                                    EXHIBIT A

                              COLLATERAL DOCUMENTS

1. Mortgage Note: The original executed Mortgage Note endorsed, "Pay to the order of ______________, without recourse", or as otherwise directed by the Purchaser, and signed in the name of the Seller by an officer of the Seller, or a lost note affidavit with a copy of the original mortgage note attached; the Mortgage Note shall include all intervening original endorsements showing a complete chain of title from the originator to the Seller;

2. Assignment of Mortgage: Unless the Mortgage Loan is a MERS Mortgage Loan, the original Assignment of Mortgage in blank.

3. Guarantee: Personal endorsement and/or guaranty agreements for all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc.).

4. Mortgage: The original executed Mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon; the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider must be attached to the mortgage if the mortgaged property is a condominium or is located in a PUD.

5. Modifications: Originals of all modification agreements, or certified copies thereof, in either case with evidence of recording noted thereon if recordation is required to maintain the lien of the Mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such modification agreement.

6. Intervening Assignments: Originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, or certified copies thereof, in either case with evidence of recording noted thereon; provided, that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable.

7. Cooperative Loans: With respect to each Cooperative Loan: (i) an original copy of the Cooperative Lease naming the Mortgagor, as tenant, or an original copy of the assignment of the Cooperative Lease to Mortgagor together with the original copy of all intervening assignments showing a complete and unbroken chain of title from the original tenant to Mortgagor and an original undated assignment, in blank, of the Cooperative Lease executed by Mortgagor; (ii) the original stock certificate in the name of the Mortgagor together with an undated original stock power relating to such stock certificate executed in blank by the Mortgagor; (iii) a fully executed original recognition agreement in substantially the same form as a standard "AZTECH" form and the original assignment thereof from Greenpoint to the Purchaser together with the original copy of all intervening assignments showing a complete and unbroken chain of title from the originator of the Mortgage Loan to the Purchaser; (iv) copies of the UCC-1 financing statement naming the originator of the Cooperative Loan, as secured party, with evidence of recording thereon and, if applicable, the executed UCC-3 financing statements (Assignment) or other appropriate UCC financing statements required by applicable state law evidencing a complete and unbroken chain of title from the originator of the Cooperative Loan to Greenpoint, with evidence of recording thereon,
      (v) an executed UCC-3 financing statement (Assignment), or other appropriate UCC financing statement required by applicable state law, evidencing the assignment by Greenpoint to the Purchaser of its interest in the Cooperative Loan, with evidence of recording thereon and (vi) a consent from the cooperative corporation in connection with the Mortgagor's acquisition of the coop apartment.

8. Power of Attorney: To the extent applicable, (x) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (y) an original or copy of any surety agreement or guaranty agreement.

9. Security Agreement: Security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any;

10. Title Insurance: The original or copy of a policy of title insurance, a certificate of title, or attorney's opinion of title (accompanied by an abstract of title), as the case may be, with respect to each Mortgage Loan.

11. Assumptions: for each Mortgage Loan with respect to which the borrower's name as it appears on the note does not match the borrower's name on the Mortgage Loan Schedule, one of the following: (i) the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement; or (ii) a copy of a marriage certificate, court order, decree or other document evidencing that the two different names refer to the same person.

                                    EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                             [GREENPOINT LETTERHEAD]

                                                                          [DATE]

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attn:  Howard Altarescu

      Re:   Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

Ladies and Gentlemen:

This purchase confirmation (the "Purchase Confirmation") between Greenpoint Mortgage Funding, Inc.,

            ("Greenpoint") and Goldman Sachs Mortgage Company ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Greenpoint is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the "Mortgage Loans").

            The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase Agreement dated as of April 1, 2004, between Greenpoint and Purchaser (as amended herein and otherwise, the "Agreement"). By executing this Purchase Confirmation, each of Greenpoint and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

            All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

            1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser's payment of the Purchase Proceeds in accordance with Section 2.08 of the Agreement, Greenpoint shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Greenpoint in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Greenpoint pursuant to the terms of the Agreement.

            2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

                a. Closing Date: [DATE].

                b. Cut-off Date: [DATE].

                c. Cut-off Date Balance:

                d. [Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

                e. Missing Credit Documents: As set forth in Exhibit [C] hereto.

Notwithstanding anything contained in Section 2.04 of the Agreement to the contrary, Greenpoint's obligation to repurchase from the Purchaser the Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property directly arising a breach of Greenpoint's obligation to deliver the Missing Credit Document within the time specified in Section 2.04 of the Agreement.

                f. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

                g. Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

                h. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

            3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

              a. Loan Type: Each Mortgage Loan is a [Adjustable Rate] [Balloon] [Fixed Rate] Mortgage Loan.

              b. Lien Position: Each Mortgage Loan is secured by a perfected first lien Mortgage.

              c. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Greenpoint's credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Greenpoint) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

               Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                                 Agreed to and Accepted by:

GREENPOINT MORTGAGE FUNDING, INC.,         GOLDMAN SACHS MORTGAGE COMPANY


By:                                        By:
   -------------------------------            ----------------------------------
    Name:                                      Name:
    Title:                                     Title:

                                    EXHIBIT A

                                       to

                              PURCHASE CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                   (attached)

                                    EXHIBIT B

                                       to

                              PURCHASE CONFIRMATION

                        CALCULATION OF PURCHASE PROCEEDS

                                   (attached)

                                    EXHIBIT C

                                       to

                              PURCHASE CONFIRMATION

                            MISSING CREDIT DOCUMENTS

--------------------------------------------------------------------------------

       LOAN COUNT                  LOAN NUMBER                    DOCUMENT
--------------------------------------------------------------------------------
       1.
--------------------------------------------------------------------------------
       2.
--------------------------------------------------------------------------------
       3.
--------------------------------------------------------------------------------
       4.
--------------------------------------------------------------------------------
       5.
--------------------------------------------------------------------------------

                                    EXHIBIT D

                                       to

                              PURCHASE CONFIRMATION

                             PENDING MORTGAGE LOANS

--------------------------------------------------------------------------------

       LOAN COUNT                  LOAN NUMBER                  DOCUMENT
--------------------------------------------------------------------------------
       1.

--------------------------------------------------------------------------------
       2.

--------------------------------------------------------------------------------
       3.

--------------------------------------------------------------------------------
       4.

--------------------------------------------------------------------------------
       5.

--------------------------------------------------------------------------------

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF TRADE CONFIRMATION

                             [GREENPOINT LETTERHEAD]

                                                                          [DATE]

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attn:  Howard Altarescu

Re: Sale of $[AMOUNT] Million of Mortgage Loans to Goldman Sachs Mortgage Company (Deal No. yrmm-xxx)

Ladies and Gentlemen:

            This Trade Confirmation confirms the agreement between Goldman Sachs Mortgage Company ("Purchaser") and Greenpoint Mortgage Funding, Inc. ("Greenpoint") pursuant to which Purchaser has agreed to purchase, and Greenpoint has agreed to sell, those certain mortgage loans [identified] [summarized] in Exhibit A hereto (the "Mortgage Loans"), subject to the terms set forth herein.

Closing Date:                   _________ __, [year] [, provided, however, that
                                the parties shall use their best efforts to consummate the transaction prior to [DATE].

Commitment Amount:              $______________.

Purchase Price:                 $______________.

Percentage:                     ____%, subject to adjustment as set forth in
                                Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

Product: [Jumbo] ["A"] ["A-"] ["Alt A"] [Sub-prime] [Conforming] [fixed] [(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

Underwriting Criteria:

Servicing Rights:               RETAINED: Retained by Greenpoint and serviced on
                                a [scheduled/scheduled] [actual/actual]
                                [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [With respect to the period prior to the initial
                                Interest Adjustment Date, 0.25% and, thereafter,
                                0.375%].

Prepayment Penalties:           [Greenpoint] [Purchaser] shall be entitled to
                                any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

Documentation:                  [Assignment of a [type of agreement]] [Industry
                                standard purchase and servicing agreement.]

Conditions:                     [Review of Mortgage Loans by Purchaser to
                                confirm conformance with this Trade
                                Confirmation. Greenpoint may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

                                [Greenpoint's sale of the Mortgage Loans is expressly subject to (a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Greenpoint on or before the Closing Date from the current owner of the Mortgage Loans (the "Current Owner"). If either of the foregoing conditions are not satisfied, Greenpoint shall have no liability to Purchaser.]

Non-Circumvent:                 Greenpoint and Purchaser understand and agree
                                that Greenpoint may introduce the owner of the Mortgage Loans to Purchaser, that the Current
                                Owner is a customer of Greenpoint and that such relationship of Greenpoint is confidential.
                                Purchaser agrees, with respect to the Current
                                Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving Greenpoint) with the
                                Current Owner in a similar context.

               Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                                        Agreed to and Accepted by:

GREENPOINT MORTGAGE FUNDING, INC.                 GOLDMAN SACHS MORTGAGE COMPANY

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:
By: _______________________________
    Name: [_______]
    Title: [Executive Vice President]

                                    EXHIBIT A

                 MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

                                   (attached)

                                    EXHIBIT B

                             UNDERWRITING GUIDELINES

                                   (attached)

                                    EXHIBIT E

                         CONTENTS OF EACH MORTGAGE FILE

            (a) Copies of the Mortgage Loan Documents.

            (b) Residential loan application..

            (c) Mortgage Loan closing statement.

            (d) Verification of employment and income, if required.

            (e) Verification of acceptable evidence of source and amount of down payment.

            (f) Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

            (g) Residential appraisal report.

            (h) Photograph of the Mortgaged Property.

            (i) Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

            (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

            (k) Copies of all required disclosure statements.

            (l) If applicable, termite report, structural engineer's report, water potability and septic certification.

            (m) Sales Contract, if applicable.

            (n) The PMI Policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

            (o) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

            (p) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            (q) Amortization schedule, if available.

                                    EXHIBIT M

                              SERVICING AGREEMENT,
                           DATED AS OF APRIL 1, 2004,
                      BETWEEN GREENPOINT MORTGAGE FUNDING,
                    INC. AND GOLDMAN SACHS MORTGAGE COMPANY,
                AS AMENDED BY AMENDMENT NO. 1, DATED JULY 1, 2004

================================================================================

                               SERVICING AGREEMENT


                                     between


                        GREENPOINT MORTGAGE FUNDING, INC.

                                   (Servicer)


                                       and


                         Goldman Sachs Mortgage Company
                                     (Owner)


                            Dated as of April 1, 2004


          Fixed & Adjustable-Rate First Lien Residential Mortgage Loans


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

Section 2.1      Representations and Warranties of the Servicer.................
Section 2.2      Remedies for Breaches of Representations or Warranties.........

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1      Identification of Mortgage Loans; Servicer to Act as Servicer..
Section 3.2      Liquidation of Mortgage Loans..................................
Section 3.3      Collection of Mortgage Loan Payments...........................
Section 3.4      Establishment of Custodial Account; Deposits in Custodial
                  Account.......................................................
Section 3.5      Permitted Withdrawals from the Custodial Account...............
Section 3.6      Establishment of Escrow Account; Deposits in Escrow
                  Account; Escrow Analysis......................................
Section 3.7      Permitted Withdrawals from the Escrow Account..................
Section 3.8      Payment of Taxes, Insurance and Other Charges..................
Section 3.9      Transfer of Custodial Accounts and Escrow Accounts.............
Section 3.10     Maintenance of Hazard Insurance................................
Section 3.11     Maintenance of Primary Mortgage Insurance Policies;
                  Collections Thereunder........................................
Section 3.12     Fidelity Bond; Errors and Omissions Insurance..................
Section 3.13     Title, Management and Disposition of Real Estate Owned.........
Section 3.14     Application of Proceeds of Insurance to Repair or
                  Restoration...................................................
Section 3.15     Inspections....................................................
Section 3.16     Fair Credit Reporting Act......................................
Section 3.17     Compliance with the Privacy Laws...............................

                                   ARTICLE IV

                              PAYMENTS TO THE OWNER

Section 4.1      Distributions..................................................
Section 4.2      Reports........................................................
Section 4.3      Monthly Advances by Servicer...................................

                                    ARTICLE V

                     GENERAL SERVICING PROCEDURE; COVENANTS;
                         REPRESENTATIONS AND WARRANTIES

Section 5.1      Assumption Agreements..........................................
Section 5.2      Satisfaction of Mortgages and Release of Collateral Files......
Section 5.3      Servicing Compensation.........................................
Section 5.4      Annual Statements as to Compliance.............................
Section 5.5      Annual Independent Public Accountants' Servicing Report........
Section 5.6      Owner's Right to Examine Servicer Records, etc.................
Section 5.7      Consents and Approvals.........................................
Section 5.8      Removal of Mortgage Loans from Inclusion Under this Agreement
                  Upon a Whole Loan Transfer or a Pass-Through Transfer on One
                  or More Reconstitution Dates..................................
Section 5.9      Compliance With REMIC Provisions...............................

                                   ARTICLE VI

                                  THE SERVICER

Section 6.1      Indemnification; Third Party Claims............................
Section 6.2      Servicer Covenants; Merger or Consolidation of the Servicer....
Section 6.3      Limitation on Liability of the Servicer and Others.............
Section 6.4      Servicer Not to Resign.........................................
Section 6.5      No Transfer of Servicing.......................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.1      Events of Default..............................................
Section 7.2      Waiver of Defaults.............................................
Section 7.3      Survival of Certain Obligations and Liabilities of the
                  Defaulted Servicer............................................

                                  ARTICLE VIII

                                   TERMINATION

Section 8.1      Termination of Agreement.......................................
Section 8.2      Termination of the Servicer due to an Event of Default.........
Section 8.3      Termination Without Cause......................................

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1      Successor to the Servicer......................................
Section 9.2      Amendment......................................................
Section 9.3      Duration of Agreement..........................................
Section 9.4      Governing Law..................................................
Section 9.5      General Interpretive Principles................................
Section 9.6      Reproduction of Documents......................................
Section 9.7      Notices........................................................
Section 9.8      Severability of Provisions.....................................
Section 9.9      Disclosure of Relationship.....................................
Section 9.10     Exhibits and Schedules.........................................
Section 9.11     Counterparts; Successors and Assigns...........................
Section 9.12     Effect of Headings.............................................
Section 9.13     Other Agreements Superseded....................................
Section 9.14     Confidentiality................................................

                           DESCRIPTION OF ATTACHMENTS

Exhibit A      MORTGAGE LOAN SCHEDULE

Exhibit B      LIST OF COLLATERAL DOCUMENTS

Exhibit C      LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D      FORM OF SARBANES-OXLEY ACT CERTIFICATION

                               SERVICING AGREEMENT

            THIS SERVICING AGREEMENT (this "Agreement") dated as of April 1, 2004, is by and between GREENPOINT MORTGAGE FUNDING, INC., in its capacity as servicer (the "Servicer"), and GOLDMAN SACHS MORTGAGE COMPANY, and its successors and assigns, as owner (the "Owner").

                              PRELIMINARY STATEMENT

            WHEREAS, the Owner and Greenpoint Mortgage Funding, Inc., ("Greenpoint") have entered into that certain Master Mortgage Loan Purchase Agreement dated as of April 1, 2004 between the Owner, as purchaser and Greenpoint, as seller, pursuant to which the Owner will purchase and Greenpoint will sell from time to time, certain fixed and adjustable-rate first lien residential mortgage loans (the "Master Mortgage Loan Purchase Agreement");

            WHEREAS, the Servicer is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans (as hereinafter defined) listed on the Mortgage Loan Schedule (as hereinafter defined);

            WHEREAS, the Owner has requested the Servicer to service the Mortgage Loans and Servicer has agreed to service, as an independent contractor, such mortgage loans for the Owner on the terms and conditions set forth herein; and

            WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of such mortgage loans.

            NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and standard of care employed by prudent mortgage servicers. Such standard of care (i) shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account, (ii) shall be in accordance with the requirements of the Servicer's policies and procedures,
(iii) shall be, at a minimum, at least as prudent as the requirements of Fannie Mae as set forth from time to time in the Fannie Mae Selling and Servicing Guide, as amended from time to time and (iv) shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

            Advance: A Monthly Advance or Servicing Advance.

            Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

            Ancillary Income: All income if any, derived from any Mortgage Loan, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, speed pay fees, Prepayment Charges, reconveyance and demand statement fees, loan modification fees and reamortization fees.

            Applicable Requirements: The (i) terms of the Mortgage and Mortgage Note related to each Mortgage Loan, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to Mortgage Loans, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loans and the servicer's policies and procedures,
(iii) the requirements of a Primary Mortgage Insurer (if any) with respect to the processing, origination, insuring, servicing or filing of claims in connection with the Mortgage Loans, (iv) the requirements of the Owner as set forth in this Agreement, and (v) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

            Assignment of Mortgage: An assignment of mortgage, notice of transfer, or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the assignee named therein.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York or California are authorized or obligated by law or executive order to be closed.

            Closing Date: The date on which the sale and purchase of a Mortgage Loan Package is consummated between the Owner and Greenpoint pursuant to the terms of the Master Mortgage Loan Purchase Agreement.

            Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

            Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit B hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

            Collateral File: With respect to any Mortgage Loan, the file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

            Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Consents: shall mean the unconditional written consent or approval, as necessary, of an Investor and any applicable Insurer to the Servicer's servicing of the Mortgage Loans hereunder.

            Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

            Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

            Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

            Coop Shares: Shares issued by a Cooperative Corporation.

            Cooperative Unit: A single family dwelling located in a Cooperative Property.

            Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan and containing copies of the mortgage loan documents described on Exhibit C attached hereto, the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents. Each Credit File shall be maintained by the Servicer (either on paper or on microfilm or any other comparable medium).

            Custodial Account: The account or accounts created and maintained pursuant to Section 3.4 of this Agreement which account(s) shall be an Eligible Account.

            Custodial Agreement: Any agreement with respect to the Mortgage Loans governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other mortgage loan documents, entered into between the Owner and Deutsche Bank National Trust Company.

            Custodian: Deutsche Bank National Trust Company, its successor in interest or assign, or such other custodian that may be designated by the Owner from time to time.

            Cut-off Date: With respect to a Mortgage Loan Package, the first day of the month in which the related Cut-off Date occurs or such other date as may be mutually agreed to by the parties.

            Default: Any condition or circumstance that is, or with notice or the lapse of time or both, would become, an Event of Default.

            Depositor: As defined in Section 5.4(a).

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: With respect to any Mortgage Loan, the first day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date, the period beginning on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

            Eligible Account: An account or accounts maintained with a Qualified Depository.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.6.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, if any, fire and hazard insurance premiums, and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fannie Mae: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and all amendments or additions thereto.

            Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 3.12.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            Freddie Mac: Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

            Greenpoint: Greenpoint Mortgage Funding, Inc., and its successors in interest.

            Greenpoint Information: As defined in Section 5.8(d).

            Gross Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note as shown in the Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            Index: With respect to any ARM Loan, the index set forth in the applicable Mortgage Note which is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date. In the event the Index becomes unavailable for any reason, the Servicer shall select an alternative index, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan.

            Initial Rate Cap: As to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Interest Rate Adjustment Date as provided in the related Mortgage Note.

            Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 3.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures and Section 3.14.

            Interest Rate Adjustment Date: As to any ARM Loan, the date specified in a Mortgage Note on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

            Investor: With respect to any Mortgage Loan, a Person who has a beneficial interest in, or is a record owner of, such Mortgage Loan or any trustee acting on behalf of any such Person.

            Late Collections: With respect to any Mortgage Loan, all amounts (other than Monthly Advances) received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is a REO Property.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to a LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by the Servicer to pay the premium due on a Primary Mortgage Insurance Policy with respect to a LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which the Servicer is responsible for paying the premium due on the related Primary Mortgage Insurance Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            Losses: Any claims, penalties, fines, forfeitures, damages, liabilities, losses and expenses, including reasonable attorneys' fees.

            Master Servicer: As defined in Section 5.4(a).

            Maturity Date: With respect to any Mortgage Loan, the maturity date of the related Mortgage Note and Mortgage as specified therein.

            MERS: Mortgage Electronic Registration, Inc. a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

            Monthly Advance: Commencing with each Monthly Payment due on or after the related Cut-off Date, the portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section
4.3 on the Business Day immediately preceding the Remittance Date of the related month.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

            Mortgage: The mortgage, mortgage deed, deed of trust or other instrument creating a first lien on or first priority ownership interest on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor, as the case may be, including any riders, addenda, assumption agreements or modifications relating thereto.

            Mortgage Interest Rate: As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan and, with respect to an ARM Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (if applicable) and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: Pools of Mortgage Loans sold to the Owner pursuant the Master Mortgage Loan Purchase Agreement.

            Mortgage Loan Remittance Rate: with respect to each Mortgage Loan, the interest rate payable to the Owner on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and any LPMI Fees, if applicable.

            Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Greenpoint's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property (or, in the case of each Cooperative Loan, of the related Cooperative Unit); (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four family residence, condominium, manufactured housing, mixed-use property, raw land and other non-residential properties, planned unit development or cooperative stock in a cooperative housing corporation; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan (i.e., Fixed Rate or ARM Loan); (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) whether the Mortgage Loan has Monthly Payments that are interest only for a period of time;
(11) the Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan has negative amortization and the maximum amount of such negative amortization; (20) a code indicating whether the Mortgage Loan had a second lien at origination; (21) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (22) a code indicating whether the Mortgaged Property is a leasehold estate; (23) the due date of the Mortgage Loan; (24) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (25) the certificate number of the Primary Mortgage Insurance Policy; (26) the amount of coverage of the Primary Mortgage Insurance Policy; (27) the type of appraisal;
(28) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (29) a code indicating whether the Mortgage Loan is subject to a prepay penalty and the terms of such prepayment penalty; (30) documentation type (including asset and income type); (31) first payment date; (32) the schedule of the payment delinquencies in the prior 12 months, (33) FICO score (34) the Mortgagor's name;
(35) the stated maturity date; and (36) the original principal amount of the Mortgage. With respect to any ARM Loan: (a) the Gross Margin; (b) the Periodic Rate Cap; (c) the Lifetime Rate Cap; (d) the first Interest Rate Adjustment Date cap and the Interest Rate Adjustment Date frequency; (e) the minimum Mortgage Interest Rate; (f) the first Interest Rate Adjustment Date immediately following the Cut-off Date; and (g) the Index, including the methodology for rounding (e.g. rounded upward, if necessary, to the next nearest ten thousandth (.0001)) and the applicable time frame for determining the Index.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders, addenda, assumption agreements or modifications relating thereto.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage. With respect to a Cooperative Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

            Mortgagor: The obligor on a Mortgage Note and his/her successors in title to the Mortgage Property.

            Nonrecoverable Advance: Any portion of any of a Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder which, in the good faith judgment of the Servicer, will not be ultimately recoverable from Late Collections.

            Offering Materials: As defined in Section 5.8(d).

            Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President of the Servicer, and delivered to the Owner as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer or an affiliate thereof, reasonably acceptable to the Owner.

            Owner: Goldman Sachs Mortgage Company and its successors and assigns.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a REMIC or other trust to be formed as part of a publicly or privately traded pass-through transaction retaining the Servicer as "servicer" thereunder.

            Periodic Rate Cap: With respect to each ARM Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Permitted Instruments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase obligations with respect to any security
            described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") in one of its three highest rating categories;

                  (iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by the S&P in one of its three highest rating categories;

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the S&P in its highest short-term rating category; and

                  (v) any other obligation or security acceptable to Standard &
            Poor's Corporation in respect of mortgage pass-through certificates rated in one of its three highest rating categories, as evidenced by a letter from the S&P to such effect.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by applicable law.

            Prepayment Period: With respect to a Remittance Date, the prior calendar month.

            Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            Primary Mortgage Insurance Policy: With respect to any Mortgage Loan, the policy of primary mortgage guaranty insurance (including all endorsements thereto), if any, issued by a Qualified Insurer with respect to such Mortgage Loan, or any replacement policy.

            Primary Mortgage Insurer: The named insurer under any Primary Mortgage Insurance Policy.

            Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the "PRIME RATE" in the "MONEY RATES" section.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) which is received in advance of its scheduled Due Date (not including any Prepayment Charge) and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder

            Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

            Qualified Depository: (i) A depository, the long-term unsecured debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two highest rating categories at the time of any deposit therein, or (ii) a depository, the deposits of which are fully insured to the maximum extent permitted by the FDIC or (iii) the corporate trust department of a national bank; provided that in case of (ii) and (iii) above, they maintain a rating by a nationally recognized statistical rating agency in the highest rating categories for short term debt obligations.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans.

            Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 5.9 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in Section 5.9 hereof.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Advice Date: The 5th day of each month or, if such 5th day is not a Business Day, the first Business Day immediately following such day.

            Remittance Date: With respect to each Mortgage Loan: the eighteenth
(18th) day of any month, beginning with the eighteenth (18th) day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such day.

            REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 3.13.

            Sarbanes Certifying Party: A Person who provides certification required under the Sarbanes-Oxley Act of 2002 in connection with a Securitization or other securitization transaction.

            Securitization: The transfer of the Mortgage Loans to a trust formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

            Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Coop Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Coop Shares and the related Proprietary Lease.

            Servicer: Greenpoint or any successor to the Servicer as permitted under this Agreement.

            Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) that are incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (iv) compliance with the obligations of this Agreement, including without limitation under Sections 3.8 and 3.10.

            Servicing Fee: With respect to each Mortgage Loan being serviced and administered pursuant to this Agreement, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan and for managing and disposing of REO Property in accordance with the terms of this Agreement. For each Mortgage Loan, such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan as of the first day of such month, and shall be payable in accordance with
Section 5.3. With respect to any REO Property that is being managed by the Servicer in accordance with Section 3.13 of this Agreement, such fee shall be payable through and until the disposition of such REO Property or the transfer of the REO Property to the Owner for management by the Owner, and the amount of such fee shall be based upon the Unpaid Principal Balance of the related Mortgage Loan at the time of the related foreclosure.

            Servicing Fee Rate: As set forth on the Mortgage Loan Schedule.

            Servicing File: As to each Mortgage Loan, the copies of the Collateral Documents, as well as the credit and closing packages, disclosures, copies of the all other files, books, records and documents necessary to (a) establish the eligibility of the Mortgage Loan for insurance by a Qualified Insurer, if any; and/or (b) service the Mortgage Loan in accordance with Acceptable Servicing Procedures, including the documents listed on Exhibit B hereto, some of which maybe held by the Custodian.

            Underwriting Guidelines: The underwriting guidelines of Greenpoint.

            Unpaid Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Whole Loan Transfer: The sale or transfer by the Owner of some or all of the Mortgage Loans in a whole loan or participation certificate format pursuant to a Reconstitution Agreement retaining the Servicer as "servicer" thereunder.

            3/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 36 months.

            5/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 60 months.

            7/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 84 months.

            10/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 120 months.

            Any capitalized term used herein and not otherwise defined, shall have the meaning assigned to such term in the Master Mortgage Loan Purchase Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES;

                               REMEDIES FOR BREACH

            Section 2.1 Representations and Warranties of the Servicer

            With respect to a Mortgage Loan Package, the Servicer represents, warrants and covenants to the Owner that, as of the related Closing Date:

            (a) The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its term;

            (b) The Servicer has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and
(ii) to service each Mortgage Loan;

            (c) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, which is in the business of servicing loans;

            (d) Neither the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or result in a material breach of any legal restriction or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (e) The Servicer is an approved servicer for Fannie Mae and Freddie Mac in good standing. No event has occurred, including a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements;

            (f) There is no action, suit, proceeding, investigation or litigation pending or, to the Servicer's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Servicer would materially and adversely affect the Servicer's ability to service the Mortgage Loans hereunder in accordance with the terms hereof, or the Servicer's ability to perform its obligations under this Agreement;

            (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, of or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

            (h) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

            (i) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (j) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans registered with MERS;

            (k) The Servicer has serviced, and shall at all times service, the Mortgage Loans in accordance with the Acceptable Servicing Procedures, the Mortgage Note and applicable federal, state and local laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the Servicer shall maintain in its possession, available for the Owner's inspection and shall deliver to the Owner upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (l) The Servicer has fully furnished (or caused to be furnished), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, or any their successors and assigns (three of the credit repositories), on a monthly basis; and

            (m) No statement, report or other document prepared and furnished by the Servicer or to be prepared and furnished by the Servicer pursuant to this Agreement in connection with the transactions contemplated hereby contain or will contain any untrue statement of fact or omit to state a fact necessary to make the statements contained therein not misleading.

            Section 2.2 Remedies for Breaches of Representations or Warranties.

            The Servicer shall indemnify the Owner, its affiliates and their respective directors, officers and employees and hold such Persons harmless against any Losses and related costs, judgments, and other costs and expenses resulting from a breach of the Servicer's representations and warranties contained in Section 2.1 that materially and adversely affects the interests of the Owner in or the value of one or more of the Mortgage Loans. The obligations of the Servicer set forth in this Section 2.2 to indemnify the Owner as provided in this Section 2.2 constitute the sole remedies of the Owner with respect to a breach of the foregoing representations and warranties.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 3.1 Identification of Mortgage Loans; Servicer to Act as Servicer

            (a) The Servicer, as independent contractor, shall commence servicing and administering each Mortgage Loan on behalf of the Owner from and after the Cut-off Date in accordance with the terms and conditions of this Agreement and Acceptable Servicing Procedures and the terms of the Mortgage Notes and the Mortgages. Except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things reasonably consistent with the terms of this Agreement, including but not limited to the following: (i) to execute and deliver, on behalf of the Owner, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Owner under this Agreement. The Servicer further is authorized and empowered by the Owner, in its own name when the Servicer, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Servicer shall at all times act in the best interests of the Owner in performing its obligations under this Agreement.

            (b) The documents comprising the Collateral File relating to each Mortgage Loan serviced hereunder and that are retained by the Servicer pursuant to the terms hereof, together with all other documents with respect to each such Mortgage Loan which are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only. The documents comprising each Collateral File and all related documents which come into the possession of the Servicer and are so held by the Servicer shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans.

            The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Owner or its designee the related Servicing File during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable law. The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that in no event shall there be more than four Persons at any given time having the status of "Owner" hereunder. The Owner also shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Servicer receives written notification of a transfer less than five (5) Business Days before the monthly Determination Date, the Servicer's duties to remit and report to the new purchaser(s) as required by Section 5.9 hereof shall begin with the first Determination Date after the Reconstitution Date.

            (c) Consistent with the terms of this Agreement and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of and is not materially adverse to the Owner and will not result in the impairment of coverage under any Primary Mortgage Insurance Policy; provided, however, that the Servicer may not, without the prior written consent of the Owner, (i) waive any Prepayment Charge in full or in part, (ii) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (other than by adjustments required by the terms of the related Mortgage Note), the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), (iii) defer or forgive the payment of any principal or interest, (iv) reduce the outstanding principal amount (except to reflect actual payments of principal), (v) except other than pursuant to the terms of the Mortgage Loan, make any advances of additional principal or (vi) extend the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.3, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the Unpaid Principal Balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner in connection with any Mortgage Loan all instruments of satisfaction, cancellation or full release upon receipt by the Servicer of payment in full of the Unpaid Principal Balance or, with the prior written consent of the Owner, partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. The Servicer shall prepare and deliver to the Owner such documents requiring execution and delivery as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Owner shall execute such documents and deliver them to the Servicer. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            (d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in strict compliance with (i) the terms of the Mortgage and Mortgage Note, (ii) all applicable law, and (iii) Acceptable Servicing Procedures.

            Section 3.2 Liquidation of Mortgage Loans

            In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform or observe any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer will proceed diligently to collect all payments due and shall take such action as it shall reasonably deem to be in the best interest of the Owner. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Acceptable Servicing Procedures and the guidelines set forth by Fannie Mae or Freddie Mac. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances.

            Section 3.3 Collection of Mortgage Loan Payments

            Until the principal and interest on all Mortgage Loans being serviced hereunder are paid in full or this Agreement is otherwise terminated, the Servicer will proceed diligently to collect all payments due under each of such Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer will ascertain or estimate, as the case may be, annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums and all other charges that, as provided in any Mortgage, will become due and payable so that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that it will be unable to enforce the provision of the Mortgage or other instrument pursuant to which payment is required.

            Section 3.4 Establishment of Custodial Account; Deposits in Custodial Account

            (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, with respect to the accounts maintained by any one Servicer, its "Custodial Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled, with respect to the Servicer, "Greenpoint Mortgage Funding, Inc., in trust for Goldman Sachs Mortgage Company as Owner, and any successor Owner." Such Custodial Account shall be an Eligible Account.

            (b) With respect to each Mortgage Loan, the Servicer shall not later than the end of the second Business Day following receipt thereof, deposit in the Custodial Account and retain therein the following payments and collections received by the Servicer subsequent to the Cut-off Date:

            (i) all payments on account of principal, including Principal Prepayments, actually collected by the Servicer on the Mortgage Loans;

            (ii) all payments on account of interest actually collected by the Servicer on the Mortgage Loans less the Servicing Fee;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures;

            (v) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner's written consent and Acceptable Servicing Procedures and Section 3.14;

            (vi) any amounts with respect to Monthly Advances required to be deposited in the Custodial Account pursuant to Sections 4.3 and 5.3 ;

            (vii) any amount required to be deposited in the Custodial Account pursuant to Sections 3.1(c), 3.4(c), 3.10, 3.11(c), 3.13(d), (e) and (g),
      and 4.1(b) of this Agreement; and

            (viii) an amount to be deposited from the Servicer's own funds, without reimbursement therefor, equal to the lesser of the Prepayment Interest Shortfall Amount, if any, for the month preceding the month in which the applicable Remittance Date occurs and one half of the Servicing Fee for such Remittance Date.

            (c) The Servicer may cause the funds on deposit from time to time in the Custodial Account to be invested in Permitted Instruments, which investments shall mature not later than the Business Day immediately preceding the applicable Remittance Date next following the date of such investment. All such investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any and all Losses incurred in respect of any such investment by the Servicer, and the amount of any Losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out if its own funds immediately, without reimbursement therefor.

            (d) It is understood and agreed that payments in the nature of Ancillary Income need not be deposited by the Servicer in the Custodial Account.

            Section 3.5 Permitted Withdrawals from the Custodial Account

            (a) The Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 4.1;

            (ii) to reimburse itself for Monthly Advances made by the Servicer from its own funds pursuant to Section 4.3, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such Monthly Advance was made and such other amounts as are collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan (or to amounts received on the Mortgage Loans as a whole in the event that such Monthly Advance is made to pay a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Servicemembers Civil Relief Act). Notwithstanding the foregoing, the Servicer may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are Nonrecoverable Advances (as certified by the Servicer to the Owner in an Officer's Certificate) (or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Owner). Notwithstanding anything to the contrary contained herein, if the Servicer is Greenpoint and the Mortgage Loan for which such Advances were made was required to be repurchased by Greenpoint pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer shall not be entitled to reimburse itself for such Advances;

            (iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Servicer may reimburse itself from any funds in the Custodial Account for (a) Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to Owner and (b) Servicing Advances which it has determined are Nonrecoverable Advances (as certified by the Servicer to the Owner in an Officer's Certificate). Notwithstanding anything to the contrary contained herein, if the Servicer is Greenpoint and the Mortgage Loan for which such Advances were made was required to be repurchased by Greenpoint pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer shall not be entitled to reimburse itself for such Advances;

            (iv) to reimburse any Master Servicer for Securitization for any unreimbursed Monthly Advances or Servicing Advances made by such Master Servicer, as applicable, the right to reimbursement pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee's right thereto shall be prior to the rights of the Servicer to reimbursement under (ii) and (iii), and prior to the rights of the Owner under (i);

            (v) to pay itself any Servicing Fee and other servicing compensation not paid to the Servicer pursuant to Section 5.3;

            (vi) to pay to itself any interest earned on funds deposited in the Custodial Account;

            (vii) if there shall be amounts deposited in the Custodial Account in error, including the Servicing Fee and other servicing compensation not required to be deposited therein, to withdraw such amounts; and

            (viii) to clear and terminate the Custodial Account upon the termination of this Agreement in accordance with Article 8.

            Section 3.6 Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

            (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, with respect to the accounts maintained by any one Servicer, its "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled, with respect to the Servicer, "Greenpoint Mortgage Funding, Inc., in trust for Goldman Sachs Mortgage Company, as Owner, and any successor Owner, and certain Mortgagors." The Escrow Account shall be an Eligible Account.

            (b) The Servicer shall not later than the end of the second Business Day following receipt thereof (or sooner if required by applicable law) deposit in the Escrow Account maintained by the Servicer and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account maintained by the Servicer only in accordance with Section 3.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account maintained by the Servicer other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

            Section 3.7 Permitted Withdrawals from the Escrow Account

            Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (a) to effect timely payments of taxes, assessments, water rates, insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage; (b) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 3.8, 3.10 and 3.11 with respect to a related Mortgage Loan, the Servicer's right to reimburse itself pursuant to this clause (b) being limited to the amounts as may be collected by the Servicer from the related Mortgagor or from the related insurer; (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;
(d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the related Mortgaged Property in accordance with the provisions of Section 3.14, (f) to pay to a Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account; (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the related Mortgagor), (h) to remove funds inadvertently placed in the Escrow Account by the Servicer; or (i) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 8.

            Section 3.8 Payment of Taxes, Insurance and Other Charges

            With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums, if any, and fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose Mortgagor deposits in the Escrow Account. The Servicer shall, with respect to each Mortgage Loan for which Escrow Payments are maintained, conduct an escrow analysis in accordance with industry standard procedures. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to make timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor, and shall effect payment thereof in a manner consistent with Acceptable Servicing Procedures, and in all events prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating remittances to the Owner, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            Section 3.9 Transfer of Custodial Accounts and Escrow Accounts

            The Servicer may from time to time transfer the Custodial Account or the Escrow Account maintained by it to a different depository institution, provided that each such account shall be and remain an Eligible Account.

            Section 3.10 Maintenance of Hazard Insurance

            (a) The Servicer shall cause to be maintained, with a Qualified Insurer for each Mortgage Loan serviced by it, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on each REO Property with an insurer acceptable to Fannie Mae or Freddie Mac (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements securing the Mortgage Loan that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, each as amended, or other applicable federal law, flood insurance in an amount as provided above. Any costs incurred by the Servicer maintaining insurance under this Section 3.10 shall be recoverable as Servicing Advances. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Acceptable Servicing Procedures for the restoration or repair of the Mortgaged Property subject to the related Mortgage, for release to the Mortgagor in accordance with Acceptable Servicing Procedures, or for application in reduction of the Mortgage Loan. Any such amounts shall be deposited in the Custodial Account and subject to withdrawal pursuant to Section 3.5. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer hereunder in connection with any Mortgage Loan or Mortgaged Property, other than pursuant to applicable laws and regulations that are at any time in force and require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent upon any policy renewal; provided, however, upon any such policy renewal, the Servicer shall not accept any such insurance policies, unless the insurers are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.

            In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae and Freddie Mac, the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

            If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current requirements of Fannie Mae, Freddie Mac, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            Notwithstanding anything set forth in the preceding paragraphs, the Servicer agrees to indemnify the Owner for any Losses and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

            Section 3.11 Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

            (a) The parties acknowledge that not all Mortgage Loans will be covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are or become covered by Primary Mortgage Insurance, the provisions set forth below shall apply.

            (b) If a Mortgage Loan is covered by a Primary Mortgage Insurance Policy as of the Cut-off Date, or if a Mortgage Loan becomes covered by a Primary Mortgage Insurance Policy pursuant to subsection 3.11(c) below, the Servicer shall, without any cost to the Owner, cause the premium for each such Primary Mortgage Insurance Policy, beginning with the premium due after the Cut-off Date in the case of any Mortgage Loan covered by a Primary Insurance Policy prior to the Cut-off Date, to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is required to be kept in force under any Mortgage and pursuant to this subsection, or pursuant to subsection 3.11(c) below, unless a replacement Primary Mortgage Insurance Policy for such canceled or non renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in this subsection. If the insurer shall cease to be a Qualified Insurer, the Servicer shall obtain from another qualified insurer a replacement Primary Mortgage Insurance Policy. The Servicer shall not take any action or fail to take any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            (c) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.4, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.5, and remitted to the Owner on the appropriate Remittance Date.

            Section 3.12 Fidelity Bond; Errors and Omissions Insurance

            The Servicer shall maintain, at its own expense, with responsible companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses from forgery, theft, embezzlement, fraud, errors, omissions, failure to maintain any insurance policies required pursuant to this Agreement, and dishonest or negligent acts of such Servicer Employees, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Selling and Servicing Guide, or by Freddie Mac in the Freddie Mac Seller's and Servicer's Guide, as amended or restated from time to time. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omission insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

            Section 3.13 Title, Management and Disposition of Real Estate Owned

            (a) The Servicer shall notify the Owner of its intention to institute any foreclosure proceeding no fewer than ten (10) days prior to initiating such proceeding. The Servicer shall notify the Owner of its intention to accept a deed-in-lieu of foreclosure or a partial release of any of the Mortgaged Property subject to the lien of the Mortgage no fewer than ten (10) days prior to accepting such deed-in-lieu or partial release and shall only accept such deed-in-lieu or grant such partial release if the Owner has not objected before the end of the tenth day after delivery of such notice. In connection with any foreclosure sale, the Servicer shall consult with the Owner with regard to a bid price for the related Mortgaged Property and shall set such bid price in accordance with the Owner's instructions. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with all applicable laws, rules and regulations and shall provide to the Mortgagors any reports required to be provided to them thereby. The Owner shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Owner or, in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

            (c) The Servicer shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect, and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

            The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, not later than the end of the third taxable year after the year of its acquisition unless
(i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

            Notwithstanding anything to the contrary contained in this Section 3.13, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Owner with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Owner, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Owner or its designee directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all customary, reasonable, and necessary "out of pocket" costs and expenses that are incurred by the Servicer with respect to the related Mortgaged Property from the Custodial Account, as though such costs were Servicing Advances, pursuant to Section 3.4 hereof.

            (d) The Servicer shall hold all funds collected and received in connection with the operation of REO Property separate and apart from its own funds or general assets, in the Custodial Account.

            (e) The Servicer shall deposit, or cause to be deposited not later than the end of the second Business Day following receipt thereof in the Custodial Account maintained by it all revenues received with respect to the conservation and disposition of any REO Property for distribution to the Owner pursuant to the provisions of Section 4.1.

            (f) [RESERVED]

            (g) [RESERVED]

            (h) The Servicer shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 3.10 and the fees of any managing agent of the Servicer, or the Servicer itself. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            Section 3.14 Application of Proceeds of Insurance to Repair or Restoration

            The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 3.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor toward the restoration or repair of the related property in a manner, and shall otherwise take such actions in connection with such restoration and repair, as shall be consistent with Acceptable Servicing Procedures.

            The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Acceptable Servicing Practices. At a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

            The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                        (1) the Servicer shall take all steps necessary to
                  preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                        (2) the Servicer shall verify that the Mortgage Loan is
                  not in default; and

                        (3) pending repairs or restoration, the Servicer shall
                  place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

            If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

            Section 3.15 Inspections

            The Servicer or its authorized representative shall conduct inspections of Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures. For any Mortgage Loan that is not insured by a Primary Mortgage Insurance Policy, in the event such Mortgage Loan becomes 45 days delinquent, (a) the Servicer shall inspect the related Mortgage Property as promptly as practicable after the 45th day of delinquency, (b) the Servicer may perform an inspection at such other times and at such intervals as the Servicer deems appropriate and (c) the Servicer shall immediately perform an inspection upon any abandonment of the related Mortgaged Property. For any Mortgage Loan that is insured by a Primary Mortgage Insurance Policy, the Servicer shall inspect the related Mortgaged Property as directed by the related Primary Insurer; provided, however, that, at a minimum, in the event the Mortgage Loan becomes 60 days delinquent, the Servicer shall inspect the related Mortgaged Property prior to the 90th day of delinquency. The Servicer shall keep a written report of each such inspection and shall provide a copy of such report to the Owner upon the request of the Owner.

            Section 3.16 Fair Credit Reporting Act.

            The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

            Section 3.17 Compliance with the Privacy Laws

            The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

                                   ARTICLE IV

                              PAYMENTS TO THE OWNER

            Section 4.1 Distributions

            (a) On each Remittance Date the Servicer shall remit to the Owner
(a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges or withdrawals from the Custodial Account pursuant to Section 3.5, plus (b) all Monthly Advances, if any, that the Servicer is obligated to distribute pursuant to Section 4.3; minus
(c) any amounts attributable to Principal Prepayments received after the related Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that by operation of Section 3.4, the remittance on the first Remittance Date with respect to a Mortgage Loan Package is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period of time prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above. Each such remittance shall be made by wire or other electronic funds transfer of immediately available funds to the account of the Owner according to the written wire instructions provided by the Owner to the Servicer from time to time.

            (b) With respect to any remittance to the Owner made by the Servicer after the second Business Day following the Business Day on which such remittance was due, the Servicer shall pay to the Owner interest on such late remittance at an annual rate equal to Prime plus two percent (2.0%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the date on which such remittance was due and ending with the Business Day on which such late remittance is made, both inclusive. Such interest shall be remitted along with such late remittance. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

            Section 4.2 Reports

            (a) Not later than each Remittance Advice Date, the Servicer shall furnish to the Owner via any electronic medium a monthly report in a form reasonable acceptable to institutional buyers of mortgage loans, which report shall include, without limitation, with respect to each Mortgage Loan the following loan-level information: (i) the balance due as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Prepayment Period, (iii) the amount of the remittance made on such Remittance Date which is allocable to principal and allocable to interest; (iv) the amount of servicing compensation received by the Servicer during the prior calendar month and (v) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

            (b) With respect to any REO Property, and upon the request of the Owner, the Servicer shall furnish to the Owner a statement describing the Servicer's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. The Servicer shall also provide the Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return and as the Owner may reasonably request from time to time. The Owner agrees to pay for all reasonable out-of-pocket expenses incurred by the Servicer in connection with complying with any request made by the Owner hereunder if such information is not customarily provided by the Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

            Section 4.3 Monthly Advances by Servicer

            On the Determination Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments to the extent not allocable to the period prior to the Cut-off Date (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent as of the close of business on the Business Day prior to the related Determination Date or which were deferred pursuant to
Section 3.1(c). Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. Notwithstanding the foregoing, the Servicer shall not be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds, unless the Servicer, its parent, or their respective successors hereunder shall have a long term credit rating of at least "A" by Fitch, Inc., or the equivalent rating of another Rating Agency. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or of the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.

                                    ARTICLE V

                     GENERAL SERVICING PROCEDURE; COVENANTS;
                         REPRESENTATIONS AND WARRANTIES

            Section 5.1 Assumption Agreements

            (a) The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption if but only if the Servicer approves the creditworthiness of the assuming party in accordance with the Underwriting Guidelines. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by Applicable Requirements from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause, the Servicer (unless otherwise required by law and in any event will notify the Owner of such requirement) will request the written permission of the Primary Mortgage Insurer, if required to cause the coverage under the Primary Mortgage Insurance Policy to remain in full force and effect, and the Owner prior to entering into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by Applicable Requirements, the Mortgagor remains liable thereon. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 5.1(a), the Servicer, with the prior consent of the Primary Mortgage Insurer, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            (b) The Servicer shall follow Acceptable Servicing Procedures (including underwriting standards) with respect to any such assumption or substitution of liability. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

            (c) For purposes of this Section 5.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 5.2 Satisfaction of Mortgages and Release of Collateral
Files

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer (i) shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements, (ii) shall promptly and within the time periods appropriate to process the satisfaction or release within the applicable legal deadlines notify the Owner of such event and
(iii) shall request that the Owner deliver the required portion of the Collateral File to the Servicer. The Owner shall, within five (5) Business Days following its receipt of any such certification and request, send to the Servicer the requested portion of the Collateral File. Upon receipt of such package, the Servicer shall prepare and execute the documents and instruments necessary to satisfy or release the lien of the Mortgage and shall process such satisfaction or release in accordance with applicable state law requirements. In addition, if, with respect to any Mortgage Loan that has been paid in full, the Owner has recorded or caused to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. Upon receipt of such package, the Servicer shall process such satisfaction or release in accordance with applicable state law requirements. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the processes set forth above permits, the Servicer shall advise the Owner accordingly and shall use reasonable efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements. The Owner shall assist therewith by returning to the Servicer the required portion of the Collateral File (and, if applicable, the executed satisfaction and release documents and instruments) within the time periods specified by the Servicer. The Servicer shall not be liable for and the Owner shall indemnify the Servicer against any third party liability for failure to release the lien of a Mortgage as required under applicable law to the extent that such failure was caused by the Owner's breach of its obligations under this
Section 5.2.

            (b) If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall remit to the Owner the then unpaid principal balance of the related Mortgage Loan. The Servicer shall maintain the fidelity bond and errors and omissions insurance policy as provided for in Section 3.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Section 5.3 Servicing Compensation

            As compensation for its services hereunder, the Servicer shall be entitled to pay itself the Servicing Fee with respect to each Mortgage Loan from the gross amount of interest payments on such Mortgage Loan which are actually received by the Servicer with respect thereto. Additional servicing compensation in the form of all Ancillary Income which are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Custodial Account pursuant to the terms of this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement.

            Section 5.4 Annual Statements as to Compliance

            (a) The Servicer shall deliver to the Owner, to any master servicer and/or trustee which is master servicing or acting as trustee with respect to any of the Mortgage Loans pursuant to a Securitization (each, a "Master Servicer") and to the Sarbanes Certifying Party not later than the earlier of
(a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the annual report of the entity which is the depositor (or other party responsible for filing Form 10-K with the Commission (as defined below)) of the Mortgage Loans pursuant to a Securitization or other securitization transaction (the "Depositor") on Form 10-K is required to be filed in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities Exchange Commission (the "Commission"), 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision (ii) based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by the Servicer to cure such default, and (iii) all reports and information provided to the Owner by the Servicer, pursuant to the Servicer's reporting requirements under the Agreement, to the extent used or included in any reports filed under the Exchange Act by the Depositor are accurate and complete in all material respects. Copies of such statement may be provided by the Owner to any Person identified as a prospective purchaser of the Mortgage Loans.

            (b) With respect to any Mortgage Loans that are subject to a Securitization, not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), an officer of the Servicer shall execute and deliver an Officer's Certificate in the form attached hereto as Exhibit D to the Sarbanes Certifying Party for the benefit of the Master Servicer, the Sarbanes Certifying Party and their respective officers, directors and affiliates.

            (c) The Servicer shall indemnify and hold harmless the Master Servicer and the Sarbanes Certifying Party (any such person, an "Indemnified Party") from and against any Losses and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer of its obligations under this Section 5.4 or Section 5.5, or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the Losses of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 5.4 or Section 5.5, or the Servicer's material misstatement or omission, negligence, bad faith or willful misconduct in connection therewith.

            (d) It is acknowledged and agreed that each Master Servicer and the Sarbanes Certifying Party shall be an express third party beneficiary of the provisions of this Section 5.4 and shall be entitled independently to enforce the provisions of this Section 5.4 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

            Section 5.5 Annual Independent Public Accountants' Servicing Report

            Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or
(b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to prepare a statement to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding calendar year of the Servicer and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement. The Servicer shall furnish such statement to the Owner, any Master Servicer and the Sarbanes Certifying Party within the above time requirement.

            Section 5.6 Owner's Right to Examine Servicer Records, etc.

            The Owner shall have the right, at the Owner's expense, except for immaterial items in the ordinary course of business, to examine and audit the Servicer's books of account, records, reports, and other papers relating to (i) the performance by the Servicer of its obligations and duties under this Agreement, or (ii) the Mortgage Loans, to make copies and extracts therefrom, and to discuss the affairs, finances, and accounts of such Servicer relating to such performance with its officers and employees, all at such reasonable times and places and as often as may be reasonably requested.

            Section 5.7 Consents and Approvals

            The Owner shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents will be obtained without any cost or expense to the Servicer and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Servicer.

            Furthermore, the Servicer shall provide to the Owner, and for any Owner insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

            In addition, the Servicer shall furnish upon request by the Owner, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Owner may require and, to the extent the Servicer is required to incur out-of-pocket expenses, at the expense of the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            Section 5.8 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates

            (a) The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers. In connection with a Whole Loan Transfer, the related Reconstitution Agreement shall provide that no more than four (4) Persons shall have the status of "Owner" thereunder.

            (b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Owner, Servicer agrees:

            (i) To negotiate in good faith and execute a servicer agreement reasonably required to effectuate the Whole Loan Transfer or the Pass-Through Transfer, as the case may be, provided such agreement creates no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement, and provided further that the Servicer shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate;

            (ii) to cooperate fully with the Owner and any prospective the Owner with respect to all reasonable requests that are necessary to effect a Pass-Through Transfer or Whole Loan Transfer;

            (iii) provide as applicable:

                  (A) information pertaining to the Servicer of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

                  (B) such opinions of counsel, letters from auditors, and
            certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any rating agency or the Owner, as the case may be, in connection with such Pass-Through Transfer. The Owner shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). The Servicer shall not be required to execute any servicer agreement unless a draft of the agreement is provided to the Servicer at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for the Servicer and its counsel to review and comment on the agreement;

            (c) In connection with any Pass-Through Transfer, the Servicer, upon request, will bring down the representations and warranties made in Section 2.1 in to a date no later than the related Reconstitution Date;

            (d) In connection with any Pass-Through Transfer, the Servicer shall indemnify, defend and hold harmless the Owner, the Depositor, and their respective affiliates, directors, officers and employees from and against any and all Losses to which any such Person may be subject to as a result of any untrue statement of any material fact contained in any information (such information, the "Greenpoint Information") prepared and furnished to the Owner or the Depositor, by the Servicer for inclusion in any related offering document or prospectus (collectively, "Offering Materials"), or arise out of, or are based upon, any omission in the Greenpoint Information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse to all such parties, as applicable, for damages or expenses reasonably incurred by it, as they are incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or omission relates solely to the Greenpoint Information in the Offering Materials furnished to any such party by the Servicer specifically for inclusion in the Prospectus Supplement; and

            (e) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 5.9 Compliance With REMIC Provisions

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held or transferred, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                   ARTICLE VI

                                  THE SERVICER

            Section 6.1 Indemnification; Third Party Claims

            Subject to Section 6.3, the Servicer agrees to indemnify and hold harmless the Owner against any and all Losses that the Owner may sustain in any way related to the failure of such Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder (a) to the extent such Losses directly result from the Custodian's negligent action, negligent failure to act, bad faith, willful misconduct or breach under the Custodial Agreement, dated as of April 1, 2004, among the Owner and the Custodian, (b) with respect to any action or inaction in accordance with the direction or consent of the Owner or (c) resulting from the Owner's failure to respond to a request by the Servicer for direction or consent in accordance with Section 3.1(c) hereof. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. The Servicer shall assume (with the written notification to the Owner) the defense of any such claim and pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner, subject to limitation pursuant to this Section 6.1, in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim and the Owner shall promptly reimburse the Servicer for all amounts reasonably advanced by it pursuant to the preceding sentence, except when the claim (a) is related to the Servicer's obligations to indemnify the Owner pursuant hereto, (b) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or (c) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

            With respect to any Mortgage Loan, in the event that the Owner records or causes to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Owner shall comply with the provisions of Section 5.2(a) regarding the execution and delivery of release and reconveyance documents, and shall immediately complete, sign and return to the Servicer any additional documents that may be required of the holder of record of the Mortgage and may be reasonably requested by the Servicer in order to permit the Servicer to comply with the Servicer's servicing obligations, and, in its capacity as the holder of record, shall take such other action as may be reasonably requested by the Servicer. In addition, if, as a result of the recording of the related Assignment of Mortgage, the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or the related Mortgaged Property, the Owner shall send a copy of such notice to the Servicer immediately in accordance with the provisions of Section 9.8 of this Agreement. The Owner agrees that the Servicer shall have no liability to the Owner for the Owner's failure to comply with the provisions set forth in this paragraph.

            Section 6.2 Servicer Covenants; Merger or Consolidation of the Servicer

            (a) The Servicer covenants that it will keep in full force and effect its existence, rights and franchises, and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            (b) Any Person into which the Servicer may be merged or consolidated, or any business organization resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not, without the prior written approval of the Owner, be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing.

            Section 6.3 Limitation on Liability of the Servicer and Others

            The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner for (a) any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, (b) errors in judgment, or (c) any action or inaction in accordance with the direction or consent of the Owner; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the direction or consent of the Owner), or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of any breach of the terms and conditions of the Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 6.1, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be reimbursed to the Servicer in accordance with Section 6.1.

            Section 6.4 Servicer Not to Resign

            The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that the Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor which satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

            Without in any way limiting the generality of this Section 6.4, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in
Section 8.2, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

            Section 6.5 No Transfer of Servicing

            The Servicer acknowledges that the Owner has entered into this Agreement with the Servicer in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records, and procedures, its integrity, reputation, and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder without the prior written approval of the Owner in its sole discretion.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.1 Events of Default

            In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

            (i) any failure by the Servicer to remit to the Owner when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of two (2) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; the Owner shall use reasonable efforts to notify the Servicer that it has not received the payment due, but the Owner's notice shall not be a condition of the Event of Default; or

            (ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days; or

            (iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

            (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligation or ceases its normal business operations for three (3) Business Days; or

            (vi) failure by the Servicer to maintain its license to do business in any jurisdiction where a Mortgaged Property is located if such license is required and such failure continues unremedied for a period of thirty
      (30) days; or

            (vii) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of this Agreement, including Section 6.5; or

            (viii) the Servicer shall cease to be an approved servicer for Fannie Mae or Freddie Mac.

            (ix) the Servicer shall cease to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and deliver to a successor any and all documents and other instruments, place in such successor's possession all Collateral Files and Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than thirty (30) Business Days following the Owner's request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Defaulted Servicer to the Custodial Account, the Escrow Account or the REO Account and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

            Section 7.2 Waiver of Defaults

            The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            Section 7.3 Survival of Certain Obligations and Liabilities of the Defaulted Servicer

            The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Defaulted Servicer pursuant to this Section 7, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer prior to the effective time of such termination.

                                  ARTICLE VIII

                                   TERMINATION

            Section 8.1 Termination of Agreement

            This Agreement shall terminate upon any of: (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan and each REO Property, or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) the mutual consent of the parties in writing, or (iii) the termination of the Servicer pursuant to Section 8.2.

            Section 8.2 Termination of the Servicer due to an Event of Default

            (a) Upon 30 days' written notice, the Owner may, at its sole option, upon the occurrence of an Event of Default and in accordance with Section 7.1, terminate any rights the Servicer may have hereunder. Any such notice of termination shall be in writing and delivered to the terminated Servicer (in such instance, the "Terminated Servicer") by registered mail as provided in
Section 9.8 of this Agreement. If the Owner so terminates the rights of a Terminated Servicer, the Owner with full cooperation of the Terminated Servicer shall arrange for the transfer of servicing to, at the Owner's option, the Owner or a third party, and the Terminated Servicer shall continue servicing, for the Servicing Fee provided herein, the Mortgage Loans under this Agreement until the Owner gives the Terminated Servicer notice of the transfer and such transfer has been completed.

            (b) The Terminated Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Terminated Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Terminated Servicer to the Custodial Account, the Escrow Account or the REO Account, or thereafter be received with respect to the Mortgage Loans and to which the Terminated Servicer is not entitled pursuant to the terms of this Agreement.

            Section 8.3 Termination Without Cause

            Upon at least 30 days prior notice, the Owner may terminate, at its sole option, the Servicer without cause. Any such notice of termination shall be in writing and delivered to the Servicer and any Rating Agency by registered mail as provided in Section 9.7. In the event the Owner so chooses to terminate the Servicer, the Servicer shall be entitled to receive, as liquidated damages, upon its termination as Servicer hereunder without cause pursuant to this
Section 8.3, an amount equal to one and a half percent (1.5%) of the aggregate outstanding principal amount of each Mortgage Loan as of the termination date paid by the Owner to the Servicer.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

            Section 9.1 Successor to the Servicer

            (a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 6.4, 7.1, 8.1 or 8.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement pursuant to
Section 8.2 above. In the event that the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to the foregoing Sections, the Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the foregoing Sections shall not become effective until a successor shall have been appointed pursuant to this Section and shall in no event relieve the Servicer of its non-servicing duties, obligations, covenants, representations and warranties, it being understood and agreed that the provisions of Sections 5.10, 6.1, Article 7 and Article 8 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer or the termination of this Agreement.

            (b) The Servicer shall promptly deliver to the successor (i) the funds in the Custodial Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement, (ii) all other funds to which the Owner is entitled pursuant to the terms of this Agreement net of any unreimbursed Advances, (iii) all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (iv) all Collateral Files and Servicing Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

            (c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

            Section 9.2 Amendment

            This Agreement may be amended from time to time by the parties by written agreement signed by both of the parties.

            Section 9.3 Duration of Agreement

            This Agreement shall continue in existence and effect until terminated as herein provided.

            Section 9.4 Governing Law

            THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

            Section 9.5 General Interpretive Principles

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

            Section 9.6 Reproduction of Documents

            This Agreement and all documents relating hereto, including without limitation (i) consents, waivers, and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 9.7 Notices

            All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by facsimile, overnight courier, or registered mail, postage prepaid, or delivered by telefacsimile, to:

            (i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

            Greenpoint Mortgage Funding, Inc.
            100 Wood Hollow Drive
            Novato, California  94945
            Attn:  _______________

            (ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the
      Owner:

                 Goldman Sachs Mortgage Company
                 85 Broad Street
                 New York, NY  10004
                 Attention:  Lisa Rosenberg Farkovits
                 Tel:  (212) 902-3277
                 Fax:  (212) 902-3000

                 with copies to:

                 Goldman Sachs Mortgage Company
                 One New York Plaza
                 New York, NY  10004
                 Attention:  Samuel Ramos
                 Tel:  (212) 902-0940
                 Fax:  (212) 357-2487

                 and

                 Goldman Sachs Mortgage Company
                 100 Second Avenue South
                 Suite 200 North
                 St. Petersburg, FL  33701
                 Attention:  Debbie Brown
                 Tel:  (727) 825-3811
                 Fax:  (727) 825-3821

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner. All reports that are due to the Owner from the Servicer pursuant to Section 4.2 shall be deemed to have been duly given if delivered to the Internet address from time to time provided by the Owner to the Servicer.

            Section 9.8 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 9.9 Disclosure of Relationship

            Each party (including the respective affiliates) shall have the right upon obtaining prior written consent from the other party, from time to time, to publish, distribute, advertise or otherwise disclose the relationship and the general services created and performed under this Agreement; provided, however, such disclosure shall not identify the amount or nature of fees earned or to be paid hereunder. No disclosure permitted by this Section 9.10 shall include any Mortgagor information.

            Section 9.10 Exhibits and Schedules

            The following exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement:

            Exhibit A MORTGAGE LOAN SCHEDULE

            Exhibit B LIST OF COLLATERAL DOCUMENTS

            Exhibit C LIST OF DOCUMENTS IN CREDIT FILE

            Exhibit D FORM OF SARBANES-OXLEY ACT CERTIFICATION

            Section 9.11 Counterparts; Successors and Assigns

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 6.4, 6.5, 7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

            Section 9.12 Effect of Headings

            The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 9.13 Other Agreements Superseded

            This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

            Section 9.14 Confidentiality

            Each of the Owner and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of such terms is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) such terms are disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such Person's duties for such party, to the extent such party has procedures in effect to inform such Person of the confidential nature thereof; (c) such terms are disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization of the Mortgage Loans by the Owner (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

                         [signatures start on next page]

               IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                           SERVICER:

                                           GREENPOINT MORTGAGE FUNDING, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           OWNER:

                                           GOLDMAN SACHS MORTGAGE COMPANY


                                           By: _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                           [attach read-only diskette]

                                    EXHIBIT B

                            LIST OF CREDIT DOCUMENTS

        Copy of Note

        Copy of Mortgage or Deed of Trust, including all riders

        Copy of all riders to Note and Mortgage or Deed of Trust

        Settlement statement (HUD 1)

        Copy of PMI Certificate (if applicable)

        Appraisal

        Flood determination certificate

        Hazard Insurance declaration page

        Loan application

                                    EXHIBIT C

                      LIST OF DOCUMENTS IN COLLATERAL FILE

      (a) the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of the Seller by an officer thereof;

      (b) the original Assignment of Mortgage with assignee's name left blank;

      (c) the original of any guarantee executed in connection with the Mortgage Note;

      (d) the original Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

      (e) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

      (f) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

      (g) the original mortgagee title insurance policy including an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement;

      (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

      (i) a copy of any applicable power of attorney; and

      (j) with respect to any Cooperative Loan, the applicable Cooperative Loan Documents.

                                    EXHIBIT D

                    FORM OF SARBANES-OXLEY ACT CERTIFICATION

I, [NAME OF CERTIFYING INDIVIDUAL], a duly elected and acting officer of Greenpoint Mortgage Funding, Inc., (the "Servicer"), hereby certify, pursuant to
Section 5.4 of that certain Servicing Agreement (the "Agreement"), dated as of [DATE] between the Servicer and Goldman Sachs Mortgage Company (the "Owner"), to [ENTITY NAME] (the "Beneficiary") with respect to the calendar year immediately preceding the date of this Certificate, as follows:

1. I have reviewed the annual statement of compliance ("Annual Statement of Compliance") prepared by Servicer, and the annual independent public accountant's servicing report made in accordance with the Uniform Single Attestation Program for Mortgage Bankers ("Annual Independent Public Accountant's Servicing Report"), which have been furnished to the Beneficiary pursuant to the Agreement and any subsequent servicing agreement related thereto or to the Mortgage Loans (collectively, the "Servicing Agreement");

2. Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all final servicing reports prepared by Servicer and delivered to the Beneficiary pursuant to the Servicing Agreement relating to the servicing of the Mortgage Loans, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such statements or reports;

3. Based on my knowledge, the servicing information required to be provided to the Beneficiary by the Servicer under the Servicing Agreement has been provided to the Beneficiary;

4. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant's Servicing Report submitted to the Beneficiary, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under the Servicing Agreement; and

5. I have disclosed to the Beneficiary's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

                                 AMENDMENT NO. 1

            AMENDMENT NO. 1, dated as of July 1, 2004 ("Amendment"), to the Servicing Agreement, dated as of April 1, 2004, and as further amended, modified and supplemented from time to time (the "Servicing Agreement"), between GOLDMAN SACHS MORTGAGE COMPANY, having an address at 85 Broad Street, New York, New York 10004 ("Owner"), and GREENPOINT MORTGAGE FUNDING, INC., having an address at 100 Wood Hollow Drive, Novato, California 94945 ("Servicer").

                                    RECITALS

            WHEREAS, the parties hereto have entered into the Servicing
Agreement;

            WHEREAS, the parties hereto desire to modify the Servicing Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms defined in the Servicing Agreement are used herein as therein defined.

            2. Amendments.

            (a) The defined term "Ancillary Income" of the Servicing Agreement is hereby amended by deleting such tem in its entirety and replacing it with the following:

            "Ancillary Income: All income if any, derived from any Mortgage Loan, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, speed pay fees, reconveyance and demand statement fees, loan modification fees and reamortization fees."

            (b) Section 3.4 of the Servicing Agreement is hereby amended by deleting clause (b)(i) in its entirety and replacing it with the following clause:

            "all payments on account of principal, including Principal Prepayments and, except as otherwise expressly provided in the related Purchase Price and Terms Letter, the Prepayment Charges, actually collected by the Servicer on the Mortgage Loans;"

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       SERVICER:

                                       GREENPOINT MORTGAGE FUNDING,
                                         INC.

                                       By:____________________________________
                                          Name:
                                          Title:


                                       OWNER:

                                       GOLDMAN SACHS MORTGAGE
                                         COMPANY

                                       By:____________________________________
                                          Name:
                                          Title: